                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 SCHEDULE 14A
                                (Rule 14a-101)
                           INFORMATION REQUIRED IN
                               PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                              NBD Bancorp, Inc.
- -------------------------------------------------------------------------------
           (Name of registrant as specified in its charter)

                             NBD Bancorp, Inc.
- -------------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------


    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------------------------

                               NBD Bancorp, Inc.

                              611 Woodward Avenue
                            Detroit, Michigan 48226
                                                                   April 8, 1994

- --------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
- --------------------------------------------------------------------------------

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of NBD Bancorp, Inc. will be held on the Staff Floor, Main Office of NBD Bank, N.A., corner of Woodward Avenue and Fort Street, in the City of Detroit, Michigan at 11:00 a.m., Detroit time, on Monday, May 16, 1994 for the following purposes:

     1. To elect Directors as set forth in the accompanying Proxy Statement;

     2. To consider and act upon a proposal for approval of performance-based, annual incentive criteria under the NBD Executive Incentive Plan to preserve NBD's tax deduction for plan awards;

     3. To consider and act upon a proposal for approval of performance-based, long-term incentive criteria under the NBD Performance Incentive Plan to preserve NBD's tax deduction for plan awards;

     4. To consider and act upon a proposal for approval of an amendment to the NBD Performance Incentive Plan to add an individual limit to stock option grants to preserve NBD's tax deduction for plan awards;

     5. To consider and act upon ratification of the selection of independent auditors; and

     6. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record at the close of business on March 28, 1994 will be entitled to notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting in person. However, whether you plan to attend or not, we urge you to date, sign and return the accompanying proxy promptly in the envelope provided (to which no postage need be affixed if mailed in the United States) in order that as many shares as possible may be represented at the Annual Meeting.

                                            By order of the Board of Directors

                                            Daniel T. Lis

                                            DANIEL T. LIS
                                            Senior Vice President and Secretary

                               NBD Bancorp, Inc.
                              611 Woodward Avenue
                            Detroit, Michigan 48226
                                                                   April 8, 1994
- --------------------------------------------------------------------------------
                                PROXY STATEMENT
- --------------------------------------------------------------------------------
                              GENERAL INFORMATION

     This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of NBD Bancorp, Inc. ("NBD") to be used at the Annual Meeting of Stockholders of NBD to be held on Monday, May 16, 1994 at 11:00 a.m., Detroit time, and at any or all adjournments thereof. The principal executive offices of NBD are located at 611 Woodward Avenue, Detroit, Michigan 48226. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is April 8, 1994.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournments thereof.

     The entire cost of soliciting proxies will be borne by NBD. Proxies may be solicited by mail, facsimile transmission or telegraph, or by agents, directors, officers or regular employees of NBD and its subsidiaries, in person or by telephone. NBD has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies at a fee of $6,500, plus fees for special services, if requested, and out-of-pocket expenses. NBD will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of NBD Common Stock.

     It is NBD's policy to keep confidential all proxies, ballots and voting tabulations that identify individual stockholders, except in the event of a contested proxy solicitation or as may be necessary to meet legal requirements. The independent inspectors of election, as well as all agents or employees of NBD who are involved in the tabulation process, are advised of and instructed to comply with this policy. The policy does not prohibit a stockholder from voluntarily disclosing his or her own vote, nor does it interfere with voluntary communications between NBD and its stockholders. Written comments on any proxy card or separate attachment will be provided to NBD by the vote tabulator without indication of the stockholder's vote.

     At the close of business on March 28, 1994, the number of NBD securities outstanding and entitled to vote (exclusive of treasury shares) was 160,490,392 shares of $1.00 par value Common Stock, each of which is entitled to one vote.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether a quorum is present. A majority of the outstanding shares entitled to vote will constitute a quorum. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. A beneficial owner under this definition need not enjoy the economic benefit of such security. Based on Schedules 13G filed with the Securities and Exchange Commission (the "SEC"), the following are believed by NBD to be the only beneficial owners of more than five percent of the outstanding shares of NBD's Common Stock as of December 31, 1993:

                        NAME AND ADDRESS OF                   AMOUNT AND NATURE OF    PERCENT
                       THE BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP    OF CLASS
        ---------------------------------------------------   --------------------    --------
        INVESCO, PLC.......................................        10,017,996(1)        6.20
        11 Devonshire Square
        London, England

        NBD Bancorp, Inc...................................         9,586,368(2)        5.90
        611 Woodward Avenue
        Detroit, Michigan

        The Capital Group, Inc.............................         9,145,720(3)        5.68
        330 South Hope Street
        Los Angeles, California

(1) Various INVESCO investment advisor affiliates and their holding companies were deemed beneficial owners of the entire referenced amount based on their shared voting and investment powers.

(2) Various NBD bank and trust company affiliates were deemed beneficial owners of portions of the referenced amount based on their sole or shared voting and investment powers. These shares were held in a fiducidary capacity under numerous trust relationships, none of which represents more than five percent of NBD's outstanding shares.

(3) The Capital Group, Inc. as well as its investment advisor and operating subsidiary affiliates were deemed the beneficial owners of all or portions of the referenced amounts based on their sole investment powers.

                            1. ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with each class elected for a three-year term. At each annual meeting of stockholders, a class of Directors will be elected to succeed the class of Directors whose term of office expires at that annual meeting.

     The Board of Directors has fixed the number of Directors constituting the whole Board at twenty-one and has selected the seven nominees listed below who were recommended by the Nominating Committee for election as Class II Directors to a three-year term expiring in 1997.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of the nominees listed below. The proposed nominees for election as Directors are willing to be elected and serve, but in the event any nominee at the time of election is unable to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee and in that event such shares will be voted for the person so selected. If a substitute nominee is not so selected, such shares will be voted for the election of the remaining nominees.

     The nominees for the Board of Directors receiving a plurality of the votes cast will be elected as Directors.

INFORMATION ABOUT DIRECTORS AND NOMINEES AS DIRECTORS

     The following information is provided with respect to each of the nominees for election at the Annual Meeting as Class II Directors as well as each of the Class I and Class III Directors whose terms will continue after the Annual Meeting.

               CLASS II DIRECTOR NOMINEES -- TERM TO EXPIRE 1997

     SIEGFRIED BUSCHMANN. Age 56. Chairman and Chief Executive Officer, The Budd Company. Formerly Vice Chairman and Chief Financial Officer, 1986-1989. NBD Director since 1991.

     BERNARD B. BUTCHER. Age 65. Retired Senior Consultant, The Dow Chemical Company, 1990-1993. Formerly Vice President, 1984-1990 and Director, 1985-1993. NBD Director since 1987.

     JOHN W. DAY. Age 61. Retired Executive Vice President, Allied-Signal Inc.; President, Allied-Signal International, Inc., 1989-1993. Formerly Executive Vice President and Chief Operating Officer, Allied-Signal Automotive, 1988-1989. NBD Director since 1989.

     ALFRED R. GLANCY III. Age 56. Chairman, President and Chief Executive Officer, MCN Corporation and Chairman of Michigan Consolidated Gas Company. Director of MLX Corp. NBD Director since 1991.

     DENNIS J. GORMLEY. Age 54. Chairman, President and Chief Executive Officer, Federal-Mogul Corporation. Formerly President and Chief Executive Officer, 1989-1990. Director of Cooper Tire & Rubber Company. New NBD Director nominee.

     VERNE G. ISTOCK. Age 53. Chairman and Chief Executive Officer, NBD Bancorp, Inc. and NBD Bank, N.A. (Michigan). Formerly Vice Chairman, 1985-1993. Director of Handleman Company and Kelly Services, Inc. NBD Director since 1985.

     ROBERT C. STEMPEL. Age 60. Retired Chairman and Chief Executive Officer, General Motors Corporation, 1990-1992. Formerly President and Chief Operating Officer, 1987-1990. NBD Director from 1989 to 1991 and since 1993.

                    CLASS III DIRECTORS -- TERM EXPIRES 1995

     TERENCE E. ADDERLEY. Age 60. President and Chief Executive Officer, Kelly Services, Inc. Director of Kelly Services, Inc. and The Detroit Edison Company. NBD Director since 1985.

     JAMES K. BAKER. Age 62. Chairman, Arvin Industries, Inc. Formerly Chairman and Chief Executive Officer, 1986-1993. Director of Amcast Industrial Corporation, Geon Company, PSI Resources, Inc. and Tokheim Corp. NBD Director since 1992.

     THOMAS H. JEFFS II. Age 55. President and Chief Operating Officer, NBD Bancorp, Inc. and NBD Bank, N.A. (Michigan). Formerly Vice Chairman, 1985-1993. Director of MCN Corporation. NBD Director since 1985.

     JOHN E. LOBBIA. Age 52. Chairman and Chief Executive Officer, The Detroit Edison Company. Formerly President, 1988-1994, and Chief Operating Officer, 1988-1990. NBD Director since 1988.

     RICHARD A. MANOOGIAN. Age 57. Chairman and Chief Executive Officer, Masco Corporation and MascoTech, Inc. and Chairman, TriMas Corporation. NBD Director since 1978.

     THOMAS M. MILLER. Age 64. Vice Chairman, NBD Bancorp, Inc.; Chairman and Chief Executive Officer, NBD Indiana, Inc. and NBD Bank, N.A. (Indiana). Formerly Chairman and Chief Executive Officer, INB Financial Corporation, 1981-1992. Director of IWC Resources Corp. and IPALCO Enterprises, Inc. NBD Director since 1992.

     PETER W. STROH. Age 66. Chairman and Chief Executive Officer, The Stroh Brewery Company. Director of Masco Corporation. NBD Director since 1973.

                     CLASS I DIRECTOR -- TERM EXPIRES 1996

     DON H. BARDEN. Age 50. Chairman and President, Barden Communications, Inc. NBD Director since 1993.

     DR. MAUREEN A. FAY, O.P. Age 59. President, University of Detroit Mercy. Formerly President, Mercy College of Detroit, 1983-1990. NBD Director since 1985.

     CHARLES T. FISHER III. Age 64. Retired Chairman and President, NBD Bancorp, Inc. and NBD Bank, N.A. (Michigan), 1982-1993. Director of AMR Corporation and General Motors Corporation. NBD Director since 1972.

     JOSEPH L. HUDSON, JR. Age 62. Chairman, Hudson-Webber Foundation. Formerly President and Chief Executive Officer, The Detroit Medical Center, 1985-1990. NBD Director since 1973.

     WILLIAM T. MCCORMICK, JR. Age 49. Chairman and Chief Executive Officer, CMS Energy Corporation and Chairman, Consumers Power Company. Director of Rockwell International Corporation and Schlumberger Ltd. NBD Director since 1985.

     IRVING ROSE. Age 68. Partner, Edward Rose & Sons. NBD Director since 1977.

     ORMAND J. WADE. Age 55. Retired Vice Chairman, American Information Technologies Corporation (Ameritech), 1989-1992. Formerly President, Ameritech Bell Group-Ameritech, 1987-1989. Director of Andrew Corp. and Illinois Tool Works, Inc. NBD Director since 1987.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 21, 1994 the number of shares of NBD Common Stock owned beneficially by each Director nominee and each current Director whose term will continue past the Annual

Meeting, by the other non-Director executive officer named in the Summary Compensation Table, and by all Directors and executive officers of NBD as a group.

                                                                        SHARES BENEFICIALLY
                                                                            OWNED(1)(2)
                                                                        -------------------
        Directors and Nominees:
        Terence E. Adderley..........................................            6,295
        James K. Baker...............................................            5,441
        Don H. Barden................................................            1,329
        Siegfried Buschmann..........................................              595
        Bernard B. Butcher...........................................           11,500
        John W. Day..................................................            3,295
        Dr. Maureen A. Fay, O.P. ....................................              932
        Charles T. Fisher III........................................          404,329
        Alfred R. Glancy III.........................................            2,000
        Dennis J. Gormley............................................              100
        Joseph L. Hudson, Jr. .......................................            3,665
        Verne G. Istock..............................................          201,604
        Thomas H. Jeffs II...........................................          185,898
        John E. Lobbia...............................................            2,295
        Richard A. Manoogian.........................................            7,345
        William T. McCormick, Jr. ...................................           10,595
        Thomas M. Miller.............................................          242,196
        Irving Rose..................................................          207,595
        Robert C. Stempel............................................              750
        Peter W. Stroh...............................................            2,282
        Ormand J. Wade...............................................            2,020
        Other Named Executive:
        Andrew J. Paine, Jr. ........................................          171,811
        Directors, nominees and executive officers as a group (36
          persons including those above).............................        2,613,240

(1) The number of shares of NBD Common Stock owned by each such individual represents less than .3% of the shares outstanding.

(2) Beneficial ownership of shares, as determined in accordance with applicable SEC rules, includes shares as to which a person has or shares voting power and/or investment power and shares as to which a person has a right to acquire such power within sixty days. Accordingly, the number of shares shown for certain Directors and/or executive officers includes the following: (i) shares held by the trustee under NBD's 401(k) plan; (ii) shares awarded pursuant to NBD's incentive plans, which shares are subject to forfeiture as explained under "Compensation Committee Report on Executive Compensation" herein; (iii) as to Charles T. Fisher III 99,559 shares, as to Verne G. Istock 33,770 shares, as to Thomas H. Jeffs II 40,842 shares, as to Thomas M. Miller 1,620 shares, as to Andrew J. Paine, Jr. 32,899 shares and as to the remaining executive officers as a group (14 persons) 132,579 shares which such officers have options to acquire pursuant to NBD's incentive plans; and (iv) as to Charles T. Fisher III 72,039 shares held in a trust of which Mr. Fisher is co-trustee. The number of shares shown for all Directors, nominees and executive officers as a group includes 100,010 shares which Directors and executive officers hold as trustees or in other fiduciary capacities for another person. Of the number of shares of NBD Common Stock reported in the foregoing table, beneficial ownership is disclaimed as follows: 39,331 shares held in trust for Mr. Fisher's spouse; 2,227 shares held by members of Mr. Istock's family; 11,785 shares held by members of Mr. Miller's family; 9,200 shares held by Mr. Paine's spouse; and 20,983 shares held by family members of, or in trust for family members of, other executive officers and Directors.

SECURITY OWNERSHIP REPORTING

     Each Director and each executive officer of NBD who is subject to Section 16 of the Securities Exchange Act of 1934 (the "Act") is required by Section 16(a) of the Act to report to the SEC, by a specified date, his or her transactions in NBD's securities. Based on corporate records and certifications received from such persons, NBD timely filed all required reports on behalf of its executive officers and Directors, except with respect to one Form 5 reporting 1993 dividend reinvestments for each of Director Don H. Barden and Advisory Director Charles F. Whitten, M.D. of which NBD had timely notice but did not act. Forms 5 reporting the dividend reinvestments were filed in March 1994.

MEETINGS AND COMMITTEES OF THE BOARD

     In 1993 there were a total of twelve regularly scheduled meetings of the Board of Directors. Each Director attended at least seventy-five percent of the aggregate of the total number of meetings of the Board of Directors held in 1993 and the total number of meetings held by committees of the Board on which they served during the periods that they served in 1993, except James K. Baker who attended sixty-seven percent of such meetings.

     NBD has standing Audit, Compensation, Nominating and Public Policy Committees of the Board of Directors.

     The members of the Audit Committee, consisting of non-employee Directors, are John W. Day, Chairperson, Siegfried Buschmann, Alfred R. Glancy III, John E. Lobbia and Ormand J. Wade. The Audit Committee, which met seven times during 1993, appoints, subject to approval by the Board of Directors and ratification by the stockholders, NBD's independent auditors and approves the program of continuous internal audit and the scope of audit procedures. The Committee also reviews the accounting principles, financial reporting practices and systems of internal control adopted by management, the non-audit services performed by the independent auditors and approves the fees paid to the independent auditors.

     The members of the Compensation Committee, consisting of non-employee Directors, are Richard A. Manoogian, Chairperson, Terence E. Adderley, John E. Lobbia, William T. McCormick, Jr. and Peter W. Stroh. This Committee met five times in 1993. The Compensation Committee approves an officers' salary merit budget for the year, recommends to the Board of Directors changes in officer salaries and other executive benefits and recommends changes in the appointments of principal officers as necessary. The participants and awards under incentive plans are determined by the Compensation Committee subject to approval by the Board of Directors.

     The Nominating Committee is composed of Irving Rose, Chairperson, Joseph L. Hudson, Jr., Bernard B. Butcher, Dr. Maureen A. Fay, O.P., and Ormand J. Wade, non-employee Directors, and Verne G. Istock, Chairman and Chief Executive Officer of NBD. This Committee, which held three meetings in 1993, has been delegated authority to review on a continuing basis and to make recommendations as to size, composition and compensation of the Board of Directors, to recommend nominees for election as Directors at the Annual Meeting of Stockholders, and to recommend individuals to fill vacancies which may occur between annual meetings. This Committee also administers the Retirement Plan for Non-Employee Directors of NBD. The Committee will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Nominating Committee in care of Daniel T. Lis, Senior Vice President and Secretary, who serves as secretary to the Committee. A recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected.

     The members of the Public Policy Committee, consisting of non-employee Directors, are Dr. Maureen A. Fay, O.P., Chairperson, Don H. Barden, James K. Baker, Bernard B. Butcher, Harry Holiday, Jr., Robert C. Stempel and Peter W. Stroh. This Committee, which met four times during 1993, serves as an advisor to the Board of Directors and management concerning the adoption, implementation and evaluation of policies and practices designed to maintain NBD's position as a socially responsible citizen.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1993 the members of the Compensation Committee, consisting of non-employee Directors, were Terence E. Adderley, John E. Lobbia, Richard A. Manoogian, William T. McCormick, Jr. and Peter W. Stroh. Verne G. Istock, who is an NBD Director and executive officer, served during 1993 on the Board of Directors of Kelly Services, Inc., where Mr. Adderley is President and Chief Executive Officer. Also during 1993, Thomas H. Jeffs II, who is an NBD Director and executive officer, served on the Compensation Committee of MCN Corporation, where NBD Director Alfred R. Glancy III is Chairman, President and Chief Executive Officer.

     The NBD Board of Directors passed a resolution in 1992 prohibiting an employee-Director of NBD from serving on the compensation committee of an unaffiliated corporation if an employee-director of the unaffiliated corporation serves on the NBD Compensation Committee. Also, no director of NBD can serve on the NBD Compensation Committee if he or she is an employee-director of an unaffiliated corporation on whose compensation committee one or more employee-Directors of NBD serve.

     Each of the Compensation Committee members as well as the other Directors and/or the executive officers of NBD, their associates and members of their immediate families were customers of and had transactions, including loans and commitments to lend, with subsidiaries of NBD in the ordinary course of business during 1993. All such loans and commitments were made by the subsidiaries on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future.

DIRECTOR COMPENSATION

     Employee-Directors receive no compensation for service as Directors. Non-employee Directors receive an annual retainer of $18,000 plus $1,200 for each meeting of the Board of Directors attended. They also receive $1,000 for each committee meeting attended and reimbursement for travel and other expenses related to attendance at Board and committee meetings. Non-employee Directors who serve as chairpersons of Board committees and non-employee Directors who serve as members of Board committees receive additional annual fees of $5,000 and $2,500, respectively. Non-employee Directors may elect to defer all or a portion of their retainer and meeting fees. Deferred fees earn an amount equivalent to interest at a rate equal to the ninety-day U.S. Treasury Bill rate. Beginning in 1993 after the stockholders' ratification of the Non-employee Director Stock Award Plan, non-employee Directors receive annually that number of shares of NBD Common Stock which has an aggregate fair market value on the date of grant equal to fifty percent of the annual retainer then in effect, exclusive of meeting fees or retainers for service on committees.

     Certain non-employee Directors may be eligible for benefits under NBD's Retirement Plan for Non-employee Directors. Eligibility is limited to non-employee Directors who have not earned an accrued benefit under any retirement plan sponsored by NBD or any of its subsidiaries and who have served at least five years on the Board of Directors. Benefits become payable upon attaining age 65 or upon retirement from the Board, whichever occurs later. Eligibility may be advanced in the event of retirement due to illness or disability. Eligible Directors are entitled to receive an annual benefit equal to the annual retainer fee in effect for service on the Board at the time of such Director's retirement (excluding meeting fees and retainers for service on committees), for the lesser of life or a period of ten years.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     NBD's executive compensation program is administered by the Compensation Committee of the Board of Directors composed entirely of the following non-employee Directors: Richard A. Manoogian, Chairperson, Terence E. Adderley, John E. Lobbia, William T. McCormick, Jr. and Peter W. Stroh. Each year the Committee recommends to the Board of Directors an officers' salary merit budget as well as changes in senior officers' salaries and other executive benefits. The participants and awards under NBD's incentive plans are determined by the Committee subject to approval by the Board of Directors.

COMPENSATION PHILOSOPHY

     NBD's executive compensation program is designed to enable NBD to attract, motivate and retain top quality executive officers by providing a fully competitive and comprehensive compensation package. It provides for competitive base salaries that reflect individual performance as well as annual variable incentive awards payable in cash for the achievement of financial performance goals established by the Committee. In addition, long-term, stock-based incentive awards are granted to strengthen the mutuality of interest between the executive officers and NBD's stockholders and to motivate and reward the achievement of important long-term performance objectives of NBD. The Committee reviews the percentage relationship between an individual's base salary, annual incentive award and the value of long-term incentive awards, and strives to balance short and long-term incentive objectives and to employ prudent judgment in establishing performance criteria and in determining actual incentive payments. The Committee's philosophy is to encourage retention after vesting or exercise dates of stock issued as compensation, net of shares withheld for taxes.

     NBD's policy is to maximize the tax deductibility of executive officer compensation for the benefit of its stockholders. To this end, three proposals are presented in this Proxy Statement for stockholder approval at the 1994 Annual Meeting. They are all designed to qualify NBD's executive officer cash and stock-based incentive awards as "performance-based" compensation under tax legislation enacted in 1993. The three proposals are (1) performance-based, annual incentive criteria to determine the relationship between performance and the maximum amount payable each year individually and in the aggregate to the chief executive officer and the next four highest-paid executive officers (the "Covered Officers") under NBD's Executive Incentive Plan ("EIP"), (2) performance-based, long-term incentive criteria to establish performance measurement standards and maximum performance share distributions for any of the Covered Officers under NBD's Performance Incentive Plan ("PIP"), and (3) an amendment to PIP to limit the number of stock options and/or stock appreciation rights that may be granted to any individual employee during any five-year rolling period. Approval of the first two proposals is necessary so that incentive awards earned for 1994 and performance shares granted in 1994 will be fully tax deductible when distributed. The third proposal is not necessary under the new legislation until 1997, but is being proposed now so that stockholders may evaluate NBD's response to the new tax legislation all at one time.

     The following is a discussion of the major elements of NBD's executive compensation program along with a description of the decisions and actions taken by the Committee with regard to 1993 compensation of Charles T. Fisher III as NBD's chief executive officer. On September 20, 1993, Mr. Fisher announced his early retirement effective at the end of 1993. The key performance measure the Committee used in determining Mr. Fisher's 1993 compensation was its assessment of his lifetime of service, distinguished individual performance and leadership to NBD, the community and the banking industry. During his tenure as chief executive officer, NBD tripled its assets, earnings and dividends per share. This performance is further highlighted by the ten year performance graph on page 11, which covers Mr. Fisher's tenure as chief executive officer and compares NBD's stock performance with the stock performance of NBD's peer banking institutions.

ANNUAL COMPENSATION

     Annual cash compensation for executive officers consists of base salaries and variable incentive awards earned under NBD's Executive Incentive Plan ("EIP"). The Committee's view has been that NBD should not encourage excessive risk by setting the target annual incentive awards too high in relation to base salaries.

     BASE SALARIES for executive officers are set at levels that are competitive with peer regional banking institutions, using salary surveys as a guide, while also recognizing individual performance. The peer banking institutions for this purpose as well as for determining NBD's relative performance for purposes of the annual and long-term incentive awards are substantially the same as the institutions comprising the Salomon Brothers Indices included in NBD's performance graphs on pages 11 and 12. The base salaries provide a foundation for determining pay at risk in the annual and long-term incentive awards. The Committee is responsible for recommending the annual merit salary increase budget for all officers; for 1993 the budget was 4.5%. The Committee reviewed individually the increases recommended for senior officers and decided the salary increase for Mr. Fisher after assessing primarily the relative corporate return-on-equity performance of, supplemented by survey information from, the peer banking institutions. The Committee recommended and the Board approved a 1993 increase of 4.8% for Mr. Fisher. In recognition of the elections of Verne G. Istock to Chairman and Chief Executive Officer and Thomas H. Jeffs II to President and Chief Operating Officer effective January 1, 1994, the Committee recommended and the Board approved 1994 base salaries for them of $725,000 and $650,000, respectively.

     ANNUAL INCENTIVE AWARDS for the executive officers paid from the EIP are based on the achievement of NBD's return on equity ("ROE") goals. Each year the Committee establishes a corporate ROE target for the EIP and also establishes a scale for measuring the corporate ROE against that of peer banking institutions. Individual executive officers are assigned target awards expressed as a percent of salary. Target awards are payable if NBD's ROE goal is met, after excluding any special items approved by the Committee, and if individual performance is deemed to meet NBD's high standards. No awards are payable if NBD's ROE fails to meet a threshold level established by the Committee. Maximum awards are normally set at 160% of target and are payable for NBD ROE and individual performance at or above a high standard. In past years the EIP award for Mr. Fisher has been based completely on the achievement of the specified ROE result. NBD's 1993 ROE was slightly under the 1993 target but above average for the peer banking institutions. The Committee determined that Mr. Fisher's 1993 EIP award should recognize both NBD's 1993 ROE performance and Mr. Fisher's lifetime of service, distinguished individual performance and leadership to NBD, the community and the banking industry. The Committee recommended and the Board approved a 1993 EIP award for Mr. Fisher of 171% of base salary. Awards for other executive officers, including the four executive officers named in the accompanying tables (collectively with Mr. Fisher, the "Named Executives"), are based on NBD's ROE results combined with assessment of individual officer performance.

LONG-TERM COMPENSATION

     The long-term incentive compensation for executive officers consists of stock-based awards made under NBD's Performance Incentive Plan ("PIP"). During 1993 there were two types of awards to Named Executives outstanding under PIP: performance shares and stock options. Performance share awards are directly related to corporate performance. Stock option awards are directly related to increases in stock price. The two combine to form a balanced approach to long-term compensation. Long-term incentive awards are issued in the form of stock to increase the level of the executive officers' stock ownership. The Committee believes that such officers should have sufficient holdings of NBD's Common Stock so that their decisions will appropriately foster growth in the value of NBD. Currently, Mr. Fisher's beneficial ownership of NBD's Common Stock is 12 times his 1993 base salary.

     PERFORMANCE SHARES are awarded annually by the Committee to NBD's more senior officers using guidelines expressed as a percent of salary. A performance share is one share of NBD's Common Stock, contingently granted and earned by the achievement of certain financial performance goals for NBD. Performance share awards made to Mr. Fisher and the other Named Executives during the period covered by the Summary Compensation Table are based on achieving and sustaining NBD's ROE performance equal to or better than the average for the peer banking institutions over four-year performance periods. During the performance period, the shares are issued and outstanding and the executive officer to whom the award has been made has the right to vote the shares and to receive dividends thereon. Restrictions on all or a portion of the shares are removed at the end of the performance period if NBD's average four-year ROE meets or exceeds the established ROE performance goal. If NBD's ROE falls below the minimum threshold established by the Committee, all shares are forfeited. NBD exceeded the ROE goal for the four years ended December 31, 1993, and Mr. Fisher, along with the other Named Executives, received the performance shares related to that period without restriction. In further recognition of Mr. Fisher's lifetime of service, distinguished performance and leadership and in accordance with the provisions of PIP, the Committee awarded Mr. Fisher an additional 28,000 performance shares for the performance period ended December 31, 1993. The value of these shares is shown in the Summary Compensation Table in the column captioned "LTIP Payouts". In addition, in recognition of the elections at the September Board meeting of Verne G. Istock to Chairman and Chief Executive Officer and Thomas H. Jeffs II to President and Chief Operating Officer, the Committee recommended and the Board approved additional performance share awards to them for prior periods of 3100 and 1850 shares, respectively, effective January 3, 1994.

     STOCK OPTIONS are the second type of stock-based award issued to executive officers under PIP. Stock options were first granted to the senior officers in 1988, and the Committee has adopted a practice of issuing additional grants every other year since 1988. These grants provide the right to purchase shares of NBD's Common Stock at the fair market value on the date of grant. Each stock option becomes exercisable in five equal annual installments following grant and has a ten-year maximum term. The Committee also decided in 1991 to include a restoration option provision in some grants to encourage early exercise of stock options and further increase actual ownership to provide greater linkage to stockholder interests. A restoration option allows a participant who exercises the original stock option prior to the participant's retirement, and who pays all or a part of the exercise price of the stock option with shares of NBD's Common Stock held by the participant for at least six months, to receive a restoration option to purchase the number of shares of NBD's Common Stock equal to the number of whole shares used by the participant in payment of the exercise price of the original stock option. A restoration option may be exercised between the date of its grant and the date of expiration of the original stock option to which the restoration option is related, and the exercise price is not less than 100% of the fair market value of the Common Stock on the date the restoration option is granted. During 1993 no new stock option grants were awarded to Mr. Fisher or the other Named Executives. However, in connection with the 1993 exercise of previously granted stock options, Mr. Fisher received 22,510 restoration options as detailed in the Stock Option Grant Table.

     RETENTION SHARES are awarded annually by the Committee and have generally been made to less senior officers who would not have received performance share awards. These are awards of shares of NBD's Common Stock without corporate performance requirements but with the requirement of continuing employment for award periods generally of five years' duration. In further recognition of the elections of Verne G. Istock to Chairman and Chief Executive Officer and Thomas
H. Jeffs II to President and Chief Operating Officer, the Committee recommended and the Board approved retention share awards of 25,000 shares to each of them effective January 3, 1994.

CONCLUSION

     The Committee believes that NBD's well balanced executive compensation program is an important factor in motivating senior officers as well as fostering a focus on increasing the value of NBD's Common Stock.

Respectfully submitted.


                             COMPENSATION COMMITTEE

Richard A. Manoogian, Chairperson       Terence E. Adderley       John E. Lobbia

     William T. McCormick, Jr.                               Peter W. Stroh

                               PERFORMANCE GRAPHS

     The following graphs compare the performance of NBD Common Stock to the S&P 500 Index as well as the Salomon Brothers Regional Bank Composite and 50 Bank Indices, respectively, each of which includes NBD, for each of the ten-year and five-year periods ending December 31, 1993. The graphs assumes that the value of an investment in NBD and each index was $100 at December 31, 1983 (for the ten-year graph) and December 31, 1988 (for the five-year graph) and that all dividends were reinvested on a quarterly basis.

                            CUMULATIVE TOTAL RETURNS

                       TEN YEARS ENDING DECEMBER 31, 1993

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)             NBD          50 BANKS        REGIONAL         S&P 500
1983                                  100             100             100             100
1984                                  119             100             108             106
1985                                  191             146             139             139
1986                                  217             169             157             164
1987                                  251             140             136             174
1988                                  300             172             167             202
1989                                  397             210             200             264
1990                                  426             164             169             256
1991                                  595             263             292             332
1992                                  675             349             391             357
1993                                  635             378             407             393




                1983    1984    1985    1986    1987    1988    1989    1990    1991    1992    1993
NBD             $100    $119    $191    $217    $251    $300    $397    $426    $595    $675    $635
50 BANKS        $100    $100    $146    $169    $140    $172    $210    $164    $263    $349    $378
REGIONAL        $100    $108    $139    $157    $136    $167    $200    $169    $292    $391    $407
S&P 500         $100    $106    $139    $164    $174    $202    $264    $256    $332    $357    $393


                            CUMULATIVE TOTAL RETURNS

                      FIVE YEARS ENDING DECEMBER 31, 1993

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)             NBD          50 BANKS        REGIONAL         S&P 500
1988                                  100             100             100             100
1989                                  133             122             120             131
1990                                  142              95             101             127
1991                                  199             153             174             165
1992                                  225             203             233             177
1993                                  212             220             243             195


                1988    1989    1990    1991    1992    1993
                ----    ----    ----    ----    ----    ----
NBD             $100    $133    $142    $199    $225    $212
50 BANKS        $100    $122     $95    $153    $203    $220
REGIONAL        $100    $120    $101    $174    $233    $243
S&P 500         $100    $131    $127    $165    $177    $195



     The Salomon Brothers Regional and Superregional Bank Composite Index ("REGIONAL") currently consists of the following bank holding companies:
Wachovia Corporation, Banc One Corp., National City Corporation, Comerica Incorporated, SunTrust Banks, Inc., PNC Bank Corp., First Bank System, Inc., CoreStates Financial Corp., NBD Bancorp, Inc., BankAmerica Corporation, First Union Corporation, NationsBank Corporation, First Fidelity Bancorporation, Norwest Corporation, Wells Fargo & Company, KeyCorp, First Interstate Bancorp, Fleet Financial Group, Bank of Boston Corporation, Fifth Third Bancorp, Marshall & Ilsley Corporation, Wilmington Trust Corporation, First Security Corporation, Old Kent Financial Corporation, AmSouth Bancorporation, Boatmen's Bancshares, Inc., Society Corp., Crestar Financial Corporation, U.S. Bancorp, Mercantile Bancorporation, Inc., First American Corporation, West One Bancorp, Signet Banking Corporation, First Tennessee National Corp., Mellon Bank Corporation, Bancorp Hawaii, Inc., First of America Bank Corp., Barnett Banks, Inc., State Street Boston Corp., Huntington Bancshares and Northern Trust Corporation. The Salomon Brothers Bank Index ("50 BANKS") includes the previously listed bank holding companies plus: Bank of New York Company, J.P. Morgan & Co. Incorporated, Continental Bank Corporation, Chemical Banking Corp., First Chicago Corporation, Chase Manhattan Corporation, Republic New York Corporation, Bankers Trust New York Corp. and Citicorp.

                         EXECUTIVE OFFICER COMPENSATION

     The following table sets forth the annual, long-term and other compensation paid by NBD and its subsidiaries with respect to the years 1991, 1992 and 1993 to the chief executive officer during 1993 and each of the next four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                          COMPENSATION(3)
                                       ANNUAL COMPENSATION             ---------------------
                              --------------------------------------   SECURITIES
                                                          OTHER        UNDERLYING
                                                         ANNUAL         OPTION       LTIP          ALL OTHER
 NAME AND PRINCIPAL           SALARY      BONUS      COMPENSATION(2)   AWARDS(4)    PAYOUTS     COMPENSATION(6)
      POSITION         YEAR      $          $               $              #           $               $
- ---------------------  -----  -------   ---------    ---------------   ---------   ---------    ---------------
Charles T. Fisher III   1993  875,001   1,500,000(1)      92,330         22,510    1,461,628(5)       6,803
  Chairman and          1992  866,039     650,000         97,355        123,306      987,064          6,634
  President             1991  798,654     700,000         96,049         33,501      827,930          6,445
                        1993  500,001     300,000         40,274         33,770      277,552          6,803
Verne G. Istock         1992  487,462     325,000         41,413         43,429      406,902          6,634
  Vice Chairman         1991  448,924     350,000         39,218         15,760      317,925          6,445
                        1993  500,001     300,000         40,274         20,342      277,552          6,803
Thomas H. Jeffs II      1992  487,462     325,000         41,413         54,472      406,902          6,634
  Vice Chairman         1991  448,924     350,000         39,218         16,776      317,925          6,445
                        1993  519,231     250,000          5,670          8,100            0         44,870
Thomas M. Miller(7)     1992   96,154      49,771              0              0            0          1,110
  Vice Chairman         1991       --          --             --             --           --             --

Andrew J. Paine,
  Jr.(7)                1993  383,847     160,000          2,430          6,000            0         16,870
  Executive Vice        1992   69,231      33,167              0              0            0          1,110
  President             1991       --          --             --             --           --             --

(1) In light of Mr. Fisher's retirement at the end of 1993, the bonus reflects his lifetime of service, distinguished individual performance and leadership to NBD, the community and the banking industry.

(2) Represents dividends on performance shares which are earned at the same rate as dividends on NBD's Common Stock.

(3) The aggregate number of shares and 1993 year-end value of restricted stock issued in years prior to 1993 under the NBD Indiana 1990 Stock Incentive Plan to Mr. Miller were 5,440 shares valued at $163,540 and to Mr. Paine were 6,080 shares valued at $182,780. Dividends are earned on restricted stock at the same rate as dividends on NBD's Common Stock.

(4) Stock options were granted under the NBD Performance Incentive Plan every other year starting in 1988. In 1991 the restoration option feature was added to existing and future stock options. For Messrs. Fisher, Istock and Jeffs the 1993 and 1991 options consist solely of restoration options due to the exercise of prior stock options. The 1993 grants to Messrs. Miller and Paine represent awards under the NBD Indiana 1990 Stock Incentive Plan; the restoration option feature is not applicable to these grants.

(5) In light of Mr. Fisher's retirement at the end of 1993, his LTIP payout reflects an additional 28,000 performance shares awarded to him for the performance period ending December 31, 1993, due to his lifetime of service, distinguished individual performance and leadership to NBD, the community and the banking industry.

(6) The entire amounts for Messrs. Fisher, Istock and Jeffs represent NBD matching contributions to its 401(k) defined contribution plan; the 1993 amounts for Messrs. Miller and Paine represent NBD matching contributions to a 401(k) defined contribution plan of $7,870 for each of them and NBD payments of split-dollar life insurance premiums of $37,000 and $9,000 with respect to policies for the benefit of Messrs. Miller and Paine, respectively.

(7) Amounts reported for 1992 represent compensation earned by Messrs. Miller and Paine after the October 15, 1992 effective date of the acquisition of their prior employer by NBD. Compensation amounts for periods prior to the acquisition date are not reported in accordance with SEC rules.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL REALIZABLE
                                                     INDIVIDUAL GRANTS                             VALUE AT ASSUMED RATES OF
                            -------------------------------------------------------------------     STOCK APPRECIATION FOR
                                NUMBER OF         PERCENT OF TOTAL                                      OPTION TERM(4)
                                SECURITIES        OPTIONS GRANTED     EXERCISE OR                  -------------------------
                            UNDERLYING OPTIONS    TO EMPLOYEES IN     BASE PRICE     EXPIRATION    0%       5%         10%
          NAME                  GRANTED #          FISCAL YEAR(3)        $/SH           DATE        $        $          $
- -------------------------   ------------------    ----------------    -----------    ----------    ---    -------    -------
Charles T. Fisher III              *8,012                                35.00       3-13-1998      0      75,841    167,181
  Chairman and President           *5,888                                35.00       6-28-2000             86,747    203,262
                                   *8,610                                33.13       6-28-2000            114,961    267,475
                                 --------                                                                 -------    -------
                                   22,510(1)             7.1%                                             277,549    637,918

Verne G. Istock                   *16,614                                34.00       3-13-1998      0     152,295    335,592
  Vice Chairman                    *6,577                                34.00       6-28-2000             93,917    219,981
                                   *5,184                                33.00       6-28-2000             68,721    159,807
                                   *5,395                                33.00       6-14-2002             96,565    237,051
                                 --------                                                                 -------    -------
                                   33,770(1)            10.7%                                             411,498    952,431

Thomas H. Jeffs II                *12,388                                33.81       3-13-1998      0     118,420    262,383
  Vice Chairman                    *7,954                                33.81       6-28-2000            116,893    275,377
                                 --------                                                                 -------    -------
                                   20,342(1)             6.4%                                             235,313    537,760

Thomas M. Miller                    8,100(2)             2.6%            32.44       1-04-2004      0     186,607    486,786
  Vice Chairman

Andrew J. Paine, Jr.                6,000(2)             1.9%            32.44       1-04-2004      0     138,227    360,582
  Executive Vice
  President

 * Restoration option granted equal in number to shares tendered to exercise portions of prior options.

(1) These stock option grants were issued under the terms of the NBD Performance Incentive Plan and include the restoration option provision. Original stock option grants become exercisable in 20% increments over five years; restoration options are exercisable after six months. The expiration date of a restoration option is the expiration date of the original stock option to which it relates, and the exercise price is not less than 100% of the fair market value of NBD's Common Stock on the date the restoration option is granted. These stock options include limited stock appreciation rights which are only triggered in the event of a change in control of NBD.

(2) These stock option grants were issued under the terms of the NBD Indiana 1990 Stock Incentive Plan and become exercisable in 20% increments over five years. The restoration option feature is not applicable to these grants.

(3) During 1993 a total of 315,395 options were granted to employees (234,745 shares under restoration options; 80,650 shares under the NBD Indiana 1990 Stock Incentive Plan).

(4) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, in the market value of NBD's Common Stock.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS AT FISCAL              IN-THE-MONEY
                                SHARES                                    YEAR-END                  OPTIONS AT FISCAL YEAR-END
                             ACQUIRED ON                       -------------------------------    -------------------------------
                               EXERCISE      VALUE REALIZED    EXERCISABLE       UNEXERCISABLE    EXERCISABLE       UNEXERCISABLE
           NAME                   #                $                #                  #               $                  $
           ----              ------------    --------------    -----------       -------------    -----------       -------------
Charles T. Fisher III.....       36,920           495,148         63,949             91,610            7,875            272,759
  Chairman and President

Verne G. Istock...........       44,689           368,074         23,191             52,079           0                 136,379
  Vice Chairman

Thomas H. Jeffs II........       26,222           198,808         40,842             41,500          166,511            136,379
  Vice Chairman

Thomas M. Miller..........      111,831         1,999,113          0                  8,100           0                  0
  Vice Chairman

Andrew J. Paine, Jr.......       22,973           455,761         31,699              6,000          490,003             0
  Executive Vice President

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                        ESTIMATED FUTURE PERFORMANCE SHARE
                                                                                             PAYOUTS UNDER NON-STOCK
                                                   NUMBER OF       PERFORMANCE OR               PRICE-BASED PLANS
                                                  PERFORMANCE    OTHER PERIOD UNTIL     ----------------------------------
                                                   SHARES(1)        MATURATION OR       THRESHOLD      TARGET      MAXIMUM
                     NAME                              #               PAYOUT               #            #            #
                     ----                         -----------    -------------------    ---------      ------      -------
Charles T. Fisher III..........................      17,400           1993 - 96           0            17,400      17,400
  Chairman and President

Verne G. Istock................................       7,700           1993 - 96           0             7,700       7,700
  Vice Chairman

Thomas H. Jeffs II.............................       7,700           1993 - 96           0             7,700       7,700
  Vice Chairman

Thomas M. Miller...............................       7,000           1993 - 96           0             7,000       7,000
  Vice Chairman

Andrew J. Paine, Jr............................       3,000           1993 - 96           0             3,000       3,000
  Executive Vice President

(1) A performance share is one share of NBD's Common Stock, contingently granted and earned by achievement of certain return-on-equity goals for NBD compared to other peer banking institutions. During the four-year performance period indicated above, the shares are issued and outstanding and the executive officer to whom the award has been made has the right to vote such shares and to receive dividends thereon. For a more complete discussion, see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- Long-Term Compensation."

EMPLOYEES' RETIREMENT PLAN

     The Employees' Retirement Plan covers salaried employees of NBD and certain affiliated companies. The plan provides for normal retirement benefits upon retirement at age 65. The normal retirement age under the plan is tied generally to the age at which a participant is entitled to receive unreduced Social Security benefits. Accordingly, the age will increase beginning in 2004 and may be subject to further change thereafter as a result of changes in applicable Social Security rules. Optional retirement at reduced benefit levels is provided for on or after attaining age 55 with at least five years of service.

     Benefits under the plan are based on years of credited service in accordance with the provisions of the plan and on average compensation for the five highest of the final ten years preceding retirement. Compensation covered by the plan is substantially identical to the annual compensation reported in the Summary Compensation Table, except that severance pay, tuition reimbursements, and items of imputed income due to employee life insurance, automobile use and the like are not covered as compensation for plan purposes. Benefits are integrated with federal Social Security benefits.

     Federal law limits the annual benefits that can be paid from any funded retirement plan that qualifies for federal tax exemption, and the amount for calendar year 1994 is $118,800. In addition, federal law limits the amount of covered compensation for purposes of calculating pension benefits. As of January 1, 1994, that maximum is $150,000. To the extent that annual benefits payable from the Retirement Plan are so limited, benefits are provided under the Pension Restoration/Supplemental Plan so as to provide designated employees with the benefits to which they are, except for such limitation, entitled. Although Charles T. Fisher III elected to take early retirement effective December 31, 1993, the Compensation Committee recommended and the Board approved granting Mr. Fisher full credited service through his normal retirement date of November 30, 1994. The additional amount resulting from the added eleven months of credited service is payable as a supplemental benefit. As of December 31, 1993 the number of years of credited service for each of the individuals named in the Summary Compensation Table herein was as follows: Charles T. Fisher III -- 36; Verne G. Istock -- 30; Thomas H. Jeffs II -- 31; Thomas M. Miller -- 39 and Andrew J. Paine, Jr. -- 33.

     Annual pension amounts shown in the following table are straight life annuities and are inclusive of amounts payable under the Pension
Restoration/Supplemental Plan, but do not reflect the offset of the applicable portion of Social Security benefits determined under the law in effect as of January 1, 1994 for an employee then age 65.

    COMPENSATION                                     YEARS OF SERVICE
  (5 YEAR AVERAGE)        ------------------------------------------------------------------------------------------------
PRECEDING RETIREMENT)        15           20            25             30             35              40
- ---------------------     --------     --------      --------      --------       ----------       ----------
     $   250,000          $ 60,000     $ 80,000      $100,000      $120,000       $  140,000       $  160,000
         500,000           120,000      160,000       200,000       240,000          280,000          320,000
         750,000           180,000      240,000       300,000       360,000          420,000          480,000
       1,000,000           240,000      320,000       400,000       480,000          560,000          640,000
       1,250,000           300,000      400,000       500,000       600,000          700,000          800,000
       1,500,000           360,000      480,000       600,000       720,000          840,000          960,000
       1,750,000           420,000      560,000       700,000       840,000          980,000        1,120,000
       2,000,000           480,000      640,000       800,000       960,000        1,120,000        1,280,000


SEVERANCE ARRANGEMENTS

     NBD has adopted a severance pay plan that provides for the payment of certain benefits in the event a covered employee is involuntarily terminated other than for cause within a two-year period following a "change in control" of NBD (as defined in the plan). The plan covers approximately 15,000 full-time salaried employees who have completed 12 months of employment with NBD. In the event of such involuntary termination of employment, covered employees will be entitled to receive an amount equal to one week of compensation for each full year of employment with NBD with a minimum of four weeks and a maximum of 26 weeks of compensation payable. Continuation of regular base salary payments and health and life benefit coverages for certain periods of time as stated in the plan (6 or 12 months guaranteed and 3, 6 or 12 additional months in the event new employment has not been secured) is provided for officers based upon their salary grades. In no event will an employee receive a benefit greater than two years of compensation and benefit coverage.

     The severance pay plan does not cover certain executive officers of NBD. NBD has entered into agreements with certain executive officers including some of the Named Executives. These agreements provide that in the event of the officer's termination of employment under certain circumstances following a "change in control" of NBD (as defined in the agreements), the individual will be entitled to severance benefits. These benefits include a payment of two times the officer's annual salary and the most recent incentive payment in effect on the date of such termination, and further provides for continuation of health and death benefits for a 36-month period after termination and up to two years of credited service for purposes of calculating the officer's retirement benefits. Each agreement provides for annual extension at the discretion of the Board of Directors following an initial term, and continues for two years following a change in control. The circumstances under which severance benefits will be payable are a termination by the officer for good reason or by NBD other than for cause at any time within two years following a change in control.

     Certain of the Named Executives are covered by change-in-control agreements which became effective with and were assumed in NBD's acquisition of their prior employer. These agreements provide that in the event of the officer's termination of employment under certain circumstances within three years of the acquisition, the officer will be entitled to certain benefits. These benefits include a payment of three times the average of such officer's compensation (including salary and bonus) for the five tax years immediately preceding the acquisition. In addition, NBD would be required to continue to provide certain life, health and other welfare benefits to such terminated officers as well as to allow participation and benefit accruals in NBD's retirement and 401(k) plans for a period up to three years following termination. The circumstances under which these benefits will be payable are a termination by the officer for good reason or by NBD other than for cause at any time within the three-year period following acquisition. No payments have been made to a Named Executive under these agreements during the period covered by the Summary Compensation Table.

 2. PROPOSAL FOR APPROVAL OF PERFORMANCE-BASED, ANNUAL INCENTIVE CRITERIA UNDER THE EXECUTIVE INCENTIVE PLAN TO PRESERVE NBD'S TAX DEDUCTION FOR PLAN AWARDS

     CURRENT EIP. The Executive Incentive Plan ("EIP") is an annual cash award plan designed to provide incentive to certain senior officers of NBD and its affiliates based upon such officers' contributions to NBD's growth and profitability from year to year. Awards pursuant to the EIP are made only to those officers whose services have a substantial effect on the management, growth, development and success of NBD, as determined by the Compensation Committee subject to approval by the Board of Directors. No award is granted for a fiscal year to any person who terminates employment during that year for any reason other than death, total and permanent disability or retirement. During 1993 the Committee made awards under the EIP to 119 officers.

     No award may be granted pursuant to the EIP with respect to any fiscal year during which the per share cash dividend paid on NBD's Common Stock is less than the per share cash dividend (adjusted for stock splits and stock dividends) paid during the immediately preceding fiscal year. Further, awards under the EIP and awards under the Corporation's Key Officer Incentive Plan when added together for any fiscal year may not exceed an amount that would reduce the consolidated Net Income of the Corporation to less than 8% of the Stockholders' Equity of the Corporation at the beginning of such fiscal year. Finally, the aggregate of all awards under the EIP with respect to any fiscal year may not exceed an amount equal to 3% of the consolidated Net Income of the Corporation for that year, excluding items of extraordinary gain or loss and the income tax effects thereof.

     Awards under the EIP for the year ended December 31, 1993, to the Named Executives are listed on the Summary Compensation Table on page 13 in the column captioned "Bonus". Awards under the EIP to all executive officers as a group and to all participating employees (excluding the executive officers) as a group for the year ended December 31, 1993, were $3,795,000 and $4,266,000, respectively.

     BACKGROUND FOR PROPOSAL. New tax legislation enacted in 1993 provides a limit of $1 million per year on the tax deductibility of compensation paid to the chief executive officer and the next four highest paid executive officers unless such compensation is "performance-based," in which case it can be deducted without limit.

     PERFORMANCE-BASED ANNUAL INCENTIVE CRITERIA. The proposed performance-based annual incentive criteria under the EIP for the chief executive officer and the next four highest paid executive officers (the "class of employees" covered) will be based upon NBD's return on equity ("ROE") for the year in relation to an ROE goal set by the Committee at the start of each year and a comparison of NBD's ROE to average ROE at peer banking institutions (the "performance measure").

     TARGET AND MAXIMUM AWARD. Each participating officer is assigned a target award at the start of each year, as a percent of base salary, which will be payable if the ROE goal is achieved. The highest level of target award allowable under the criteria is 65% of salary. Actual awards are a function of NBD's ROE for the year in relation to its goal, adjusted by a factor for NBD's ROE in comparison to peer financial institutions. If actual ROE is below the goal, individual awards will be less than the target, down to an ROE threshold below which no awards are earned. If actual ROE is above the goal, individual awards will be more than the target, up to a maximum award of 100% of the salary stated in NBD's proxy statement for that year (the "maximum award"). The Committee retains the right in its discretion to reduce an officer's award if it believes that individual performance does not warrant the original award calculated in relation to ROE performance.

     DEFINITIONS. For purposes of determining awards, "Return on Equity" is calculated by dividing "Net Income" by "Shareholders' Equity" for the year. "Net Income" is defined as consolidated net income as reported in NBD's audited financial statements for the year, before securities transactions and before any extraordinary, unusual or non-recurring items of gain or loss that are identified and quantified separately in the audited financial statements, net of tax effect, and after any preferred dividends. The Compensation Committee retains the right in its discretion to reduce Net Income for purposes of applying the performance-based annual incentive criteria if it believes that such Net Income produces a level of payout above the level warranted by management performance. It may not, however, increase Net Income or individual awards above the level produced by the calculations. "Shareholders' Equity" is NBD's common stockholders' equity on its consolidated balance sheet at the end of the preceding year. ROE for 1993, according to this definition, was 16.19%.

     TERM OF CRITERIA. The term of the performance-based annual incentive criteria under the EIP, assuming approval by stockholders, will be five years, 1994 through 1998, unless sooner terminated or amended by the Board. Any amendment that would materially change the "class of employees" covered, the "performance measure," or the "maximum award" payable would be subject to stockholder approval.

     RELATIONSHIP TO EIP. If the proposal for the performance-based annual incentive criteria is not approved by stockholders, the Executive Incentive Plan under which the performance-based annual incentive awards are paid would remain in effect under Board authority. The Board would retain authority to develop and implement alternate means of compensating executive officers, including the chief executive officer and the next four highest paid executive officers, for performance.

     REQUIRED VOTE. The affirmative vote of holders of a majority of NBD's Common Stock present in person or by proxy at the meeting will be necessary to approve the performance-based, annual incentive criteria.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PERFORMANCE-BASED, ANNUAL INCENTIVE CRITERIA.

  3. PROPOSAL FOR APPROVAL OF PERFORMANCE-BASED, LONG-TERM INCENTIVE CRITERIA UNDER THE PERFORMANCE INCENTIVE PLAN TO PRESERVE NBD'S TAX DEDUCTION FOR PLAN AWARDS

     CURRENT PIP. The Performance Incentive Plan is designed to provide incentive compensation based upon eligible officers' contributions to NBD's long-term growth and profitability and to assist NBD in attracting and retaining key officers and in motivating their activities to realize NBD's long-term financial objectives.

     Participation in PIP is limited to those officers designated each year by the Committee, which is empowered to establish two groups of award recipients. The first group is selected from among the more senior officers. The Committee is authorized to award to this group performance shares and/or share units. A performance share is one share of NBD's Common Stock, and a share unit is an amount in cash equal to the market value of one share of NBD's Common Stock as of the date of distribution of the award. Awards to the first group of officers are tied to the achievement of certain financial performance goals for NBD (which may include comparison to peer financial institutions) set by the Committee over performance periods of at least one year and up to five years in duration. During 1993 the Committee made performance share awards under PIP to 43 officers.

     The second group of officers who may receive awards under PIP includes officers designated by the Committee excluding (except by special Committee action) those senior officers eligible as part of the first group. The second group of officers may be awarded shares of NBD's Common Stock and/or share units without corporate performance requirements, for award periods of not less than twelve months from the date of award ("retention shares"). During 1993 the Committee made retention share awards under PIP to 418 officers.

     Awards of performance shares or share units are made at the beginning of a performance or award period. During the performance or award period, the shares are issued and outstanding and the person to whom the award has been made has the right to vote such shares and to receive dividends thereon. During such period amounts equal to dividends declared on one share of Common Stock are payable to a participant who has been awarded a share unit. Distribution of awards is made shortly after the last day of the applicable award or performance period.

     PIP also permits the grant of stock options and/or stock appreciation rights to the same officer groups. Such grants may be in addition to awards made to officers in the two groups described above. Grants may but are not required to be made in the form of stock options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     The term of each option is determined by the Committee, except that the term of an incentive stock option will not exceed ten years from the date of grant. No option is exercisable prior to the expiration of the first year of its term. The Committee determines at the time of grant whether the option is exercisable in full or in cumulative installments. Except in the event of certain terminations of employment or death, no option may be exercised unless the holder thereof is then an employee who has remained in the continuous employ of the Corporation or any of its affiliates for one year from the date of its grant. The option price set by the Committee is not less than 100% of the fair market value of the Common Stock on the date the option is granted.

     Under the terms of PIP, the number of shares of Common Stock of the Corporation (including performance shares) and share units that may be awarded and/or granted subject to option and/or appreciation rights shall not exceed 5% of the aggregate outstanding shares of Common Stock of the Corporation on January 1 of each year, less the number of shares and share units awarded or subject to options and/or appreciation rights granted during the immediately preceding four calendar year period. Of this aggregate number, no more than 1,000,000 shares of Common Stock are available for the grant of incentive stock options.

     Performance shares awarded to the Named Executives during 1993 are detailed in the table captioned "Long-Term Incentive Plans -- Awards in Last Fiscal Year" on page 15. No retention shares were awarded to the Named Executives during 1993. The number of performance shares and/or retention shares awarded pursuant to PIP for the year ended December 31, 1993, to all executive officers as a group and to all participating employees (excluding the executive officers) as a group were 74,160 and 212,890, respectively.

     Stock options with respect to NBD's Common Stock were awarded under PIP in 1988, 1990 and 1992. During 1993 no new stock options were awarded under PIP. However, in connection with the 1993 exercise of previously granted stock options, several officers received restoration options as described in the Compensation Committee Report on Executive Compensation on page 10. Such restoration options awarded to the Named Executives during 1993 are detailed in the Stock Option Grants table on page 14. The number of restoration options awarded during 1993 to all executive officers as a group and to all employees (excluding the executive officers) as a group were 172,212 and 62,533, respectively. The average per share exercise price for each restoration option is $32.68 per share. Option exercise prices are based on the market price per share of NBD's Common Stock on the date of the option grant.

     BACKGROUND FOR PROPOSAL. New tax legislation enacted in 1993 provides a limit of $1 million per year on the tax deductibility of compensation paid to the chief executive officer and the next four highest paid executive officers unless such compensation is "performance-based," in which case it can be deducted without limit.

     PERFORMANCE-BASED LONG-TERM INCENTIVE CRITERIA. The proposed performance-based long-term incentive criteria for the chief executive officer and the next four highest paid executive officers (the "class of employees" covered) will provide for annual grants of performance shares, starting in 1994, that will be earned out 0-100% at the end of a four-year performance period based on NBD's average return on equity ("ROE") in comparison to average ROE during the period at peer banking institutions selected by the Committee (the "performance measure").

     TARGET AND MAXIMUM AWARDS. Each participating officer is assigned a target award at the start of each performance period stated as a percent of salary. The highest level of target award, currently assigned to the chief executive officer, is 65% of salary. Under the proposed criteria, the Committee will be able to grant a maximum target award of 100% of the salary stated in NBD's proxy statement for the first year of the performance period. The target award is multiplied by the participant's salary and divided by the fair market value of a share of NBD's Common Stock at the start of each performance period to determine a target number of performance shares. Performance shares pay dividends(1) and have voting rights during the performance period. If average ROE during the performance period is at or above the goal, the target number of performance shares is earned. The target number of shares is also the maximum number of shares (the "maximum award"). If ROE performance is below the goal, individual awards are less than the target, down to an ROE threshold below which all performance shares are forfeited.

     DEFINITIONS. For purposes of determining awards, "Return on Equity" is calculated by dividing "Net Income" by "Shareholders' Equity" for the year. "Net Income" is defined as consolidated net income as reported in NBD's audited financial statements for the year, before any extraordinary, unusual or non-recurring items of gain or loss that are identified and quantified separately in the audited financial statements, net of tax effect, and after any preferred dividends. The Compensation Committee retains the right in its discretion to reduce Net Income for purposes of applying the performance-based long-term incentive criteria if it believes that such Net Income produces a level of payout above the level warranted by management performance. It may not, however, increase Net Income or individual awards above the level produced by the calculations. "Shareholders' Equity" is NBD's common stockholders' equity on its consolidated balance sheet at the end of the preceding year.

     TERM OF CRITERIA. The term of the performance-based, long-term incentive criteria under PIP, assuming approval by stockholders, will be five years, 1994 through 1998, unless sooner terminated or amended by the Board. Any amendment that would materially change the "class of employees" covered, the "performance measure," or the "maximum award" payable would be subject to stockholder approval.

     RELATIONSHIP TO PIP. If the proposal for the performance-based long-term incentive criteria is not approved by stockholders, the Performance Incentive Plan under which the performance-based long-term incentive grants are made would remain in effect under Board authority. The Board would retain authority to develop and implement alternate means of compensating executive officers, including the chief executive officer and the next four highest paid executive officers, for long-term performance.

     REQUIRED VOTE. The affirmative vote of holders of a majority of NBD's Common Stock present in person or by proxy at the meeting will be necessary to approve the performance-based, long-term incentive criteria.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PERFORMANCE-BASED, LONG-TERM INCENTIVE CRITERIA.

 4. PROPOSAL FOR APPROVAL OF AMENDMENT TO PERFORMANCE INCENTIVE PLAN TO ADD AN INDIVIDUAL LIMIT TO STOCK OPTION GRANTS TO PRESERVE NBD'S TAX DEDUCTION FOR PLAN AWARDS

     CURRENT PIP. Under the Performance Incentive Plan ("PIP"), first approved by stockholders in 1987 and amended by stockholders in 1991, up to 5% of NBD's outstanding shares of Common Stock may be granted as stock-based awards during any rolling five-year period. Stock-based awards may be in the form of stock options, stock appreciation rights, performance shares or retention shares as described in the Compensation Committee Report on Executive Compensation starting on page 7. The PIP as previously approved by stockholders contained no limit on the number of shares the Compensation Committee could grant as stock options and/or stock appreciation rights to any eligible individual.

     BACKGROUND FOR PROPOSAL. New tax legislation enacted in 1993 provides a limit of $1 million per year on the tax deductibility of compensation paid to the chief executive officer and the next four highest paid executive officers unless such compensation is "performance based," in which case it can be deducted without limit.

- ---------------

(1) Note: cash dividends on performance shares will not be deductible to the extent they, in combination with other non-exempted payment, exceed $1 million a year.

     The gains at exercise of non-qualified stock options granted under PIP (and predecessor plans) are taxable to employees and deductible by NBD. Previously granted and currently outstanding options are deductible without limit because they are "grandfathered" under the law. The gains at exercise of new stock option/stock appreciation right grants, however, will be subject to the tax deduction limit of the new law unless PIP is amended, with stockholder approval, to add an individual option grant limit. Under regulatory transition rules NBD has until 1997 to make this amendment. The Board has decided, however, to seek stockholder approval for the individual stock option/stock appreciation right grant limit in 1994 as part of a comprehensive package of executive compensation items related to the new tax law.

     INDIVIDUAL GRANT LIMIT. With this as background, the Board of Directors acted on March 21, 1994, to amend Section 10(a) of PIP to add an individual stock option/stock appreciation right grant limit, and directed NBD to seek stockholder approval for the amendment at the 1994 Annual Meeting. The amendment provides that no single individual may receive during any rolling five-year period stock options and/or stock appreciation rights for more than five-tenths of one percent (0.5%) of the average of the total shares of NBD Common Stock outstanding on January 1 of each of the preceding five years. During 1994, this would be a stock option grant limit of 654,391 shares as of January 1, 1994. This limit will include grants of restoration options that occur during the period. The last reported sale price of NBD's Common Stock on the New York Stock Exchange on March 31, 1994 was $28.25 per share. The exact language of amended
Section 10(a) of PIP is as follows:

                               NBD BANCORP, INC.
                           PERFORMANCE INCENTIVE PLAN
            (AS AMENDED BY THE BOARD OF DIRECTORS ON MARCH 21, 1994)

     SECTION 10 -- GRANTS OF OPTIONS AND RIGHTS

          (a) Participants eligible to receive grants of options and/or rights under this Section 10 shall be selected by the Committee from among the officers and employees of the Corporation and its participating affiliates and from former officers and employees who have a consulting arrangement with the Corporation, and may include officers selected for participation under Section 8 or officers and employees selected for participation under Section 9 of the Plan. The Committee may grant more than one option or right to any eligible current or former officer or employee; but no more than five-tenths of one percent (0.5%) of the average of the aggregate shares of company stock outstanding on the first day of January of each of the preceding five years shall be granted subject to option and/or right during each rolling five-year period to any individual current or former officer or employee.

     EFFECT ON PIP. If stockholders do not approve the Board's amendment to PIP, PIP will remain in effect as it existed before amendment. If stockholders do approve the Board's proposal, the amended PIP will remain in effect until terminated by the Board or stockholders. Any further amendment of PIP Section 10(a) that materially increases the maximum number of shares that could be granted as stock options and/or stock appreciation rights to any individual (other than equitable adjustments for stock splits and other capital changes) would require the affirmative vote of holders of a majority of NBD's Common Stock present in person or by proxy at a stockholders' meeting.

     REQUIRED VOTE. The affirmative vote of holders of a majority of NBD's Common Stock present in person or by proxy at the meeting will be necessary to approve the amendment to PIP.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE PERFORMANCE INCENTIVE PLAN.

                      5. SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, selected Deloitte & Touche as NBD's principal independent auditors for the year ending December 31, 1994, subject to ratification by the holders of a majority of the votes cast. If the appointment is not ratified, the Board of Directors will appoint another firm as NBD's independent auditors for the year ending December 31, 1994.

     Representatives of Deloitte & Touche plan to attend the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

                                6. OTHER MATTERS

     The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented upon which a vote properly may be taken, it is intended that shares represented by proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

                             STOCKHOLDER PROPOSALS

     Pursuant to applicable rules under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the 1995 Annual Meeting of Stockholders must be received by Daniel T. Lis, Secretary of NBD, at the principal executive offices of NBD on or before December 9, 1994.

                                          By order of the Board of Directors

                                          /s/ Daniel T. Lis

                                          DANIEL T. LIS
                                          Senior Vice President and Secretary

                          [COMMON STOCK PROXY CARD]


/X/ PLEASE MARK VOTES LIKE THIS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2-5.
                                  With-     For
                                  hold      All
                          For    From All  Except
                                                                                                          For     Against    Abstain
1. Election of Directors  /  /     /  /     /  /       2.  To consider and approve performance-based,
                                                           annual incentive criteria under the NBD        /  /      /  /      /  /
                                                           Executive Incentive Plan.
  SIEGFRIED BUSCHMANN    DENNIS J. GORMLEY                                                               For      Against    Abstain
  BERNARD B. BUTCHER     VERNE G. ISTOCK               3.  To consider and approve performance-based,
  JOHN W. DAY            ROBERT C. STEMPEL                 long-term incentive criteria under the NBD     /  /      /  /      /  /
  ALFRED R. GLANCY III                                     Performance Incentive Plan.
                                                                                                         For      Against    Abstain
If you do not wish your shares voted "For" a           4.  To consider and approve an amendment to
particular nominee, mark the "For All Except"              the NBD Performance Incentive Plan to add      /  /      /  /      /  /
box and strike a line through the nominee(s)               an individual limit to stock option grants.
name.  Your shares will be voted for the
remaining nominee(s).                                                                                    For      Against    Abstain
                                                       5. To consider and ratify the selection of
                                                          independent auditors.                           /  /      /  /      /  /


                                                                  Mark box at right if comments or address change
                                                                  have been noted on the reverse side of this card.           /  /

(Signature)X:_____________________Date:___________

(Signature)X:_____________________Date:___________
 Note:  Please sign exactly as name appears hereon.
        Joint owners should each sign.  When signing
        as attorney, executor, administrator, trustee             PLEASE DETACH THIS CARD
        or guardian, please give full title as such.              PRIOR TO RETURN MAILING
- ------------------------------------------------------------------------------------------------------------------------------------


[LOGO]

To The Owners of NBD Bancorp, Inc.                                April 8, 1994

You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Monday, May 16, 1994 at the Main Office of NBD Bank, N.A., 611 Woodward Avenue, Detroit, Michigan, commencing at 11:00 a.m., Detroit time.

Please take note of the important information enclosed with this proxy ballot. At the Annual Meeting, you are being asked to elect Directors, approve performance-based incentive criteria under NBD's annual and long-term incentive plans, ratify an amendment to the long-term plan adding an individual limit to stock option grants, and ratify the selection of NBD's independent auditors. These matters are fully set forth in the accompanying Notice of Annual Meeting and Proxy Statement. A combined copy of NBD's Annual Report and Form 10-K for the year 1993 has previously been provided to you.

Your vote counts. It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend. Please mark the boxes on the above proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

Your interest and participation in NBD's affairs are appreciated and we welcome your comments, which may be made on the reverse side of the proxy card.

Thank you for your prompt consideration of the matters presented.

Sincerely,

/S/ V. G. ISTOCK

Chairman and Chief Executive Officer

                              NBD BANCORP, INC.


I (we) hereby appoint David C. Clark, Earl I. Heenan, Jr. and Leslie L. Loomans, and each of them is hereby appointed, Proxy to vote at NBD's Annual Meeting of Stockholders on May 16, 1994 and any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Annual Meeting and the Proxy Statement, receipt of which is acknowledged.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE PROXIES ARE AUTHORIZED TO VOTE MY (OUR) SHARES IN ACCORDANCE WITH THE DIRECTIONS ON THIS CARD. IF I (WE) HAVE NOT INDICATED A CHOICE ON THIS CARD, THE PROXIES MAY VOTE MY (OUR) SHARES FOR THE ELECTION OF DIRECTORS AND ALL PROPOSALS.


HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

__________________________________           __________________________________

__________________________________           __________________________________

__________________________________           __________________________________

__________________________________           __________________________________




- -------------------------------------------------------------------------------

                      [EMPLOYEE SAVINGS PLAN PROXY CARD]

/X/ PLEASE MARK VOTES LIKE THIS.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2-5.
                                  With-     For
                                  hold      All
                          For   From All   Except
                                                                                                          For     Against    Abstain
1. Election of Directors  /  /     /  /     /  /       2.  To consider and approve performance-based,
                                                           annual incentive criteria under the NBD        /  /      /  /      /  /
                                                           Executive Incentive Plan.
  SIEGFRIED BUSCHMANN    DENNIS J. GORMLEY                                                               For      Against    Abstain
  BERNARD B. BUTCHER     VERNE G. ISTOCK               3.  To consider and approve performance-based,
  JOHN W. DAY            ROBERT C. STEMPEL                 long-term incentive criteria under the NBD     /  /      /  /      /  /
  ALFRED R. GLANCY III                                     Performance Incentive Plan.
                                                                                                         For      Against    Abstain
If you do not wish your shares voted "For" a           4.  To consider and approve an amendment to
particular nominee, mark the "For All Except"              the NBD Performance Incentive Plan to add      /  /      /  /      /  /
box and strike a line through the nominee(s)               an individual limit to stock option grants.
name.  Your shares will be voted for the
remaining nominee(s).                                                                                    For      Against    Abstain
                                                       5. To consider and ratify the selection of
                                                          independent auditors.                           /  /      /  /      /  /


                                                                 Mark box at right if comments or address change
                                                                 have been noted on the reverse side of this card.            /  /


(Participant
 Signature)X:______________________Date:___________              PLEASE DETACH THIS CARD
                                                                 PRIOR TO RETURN MAILING
- ------------------------------------------------------------------------------------------------------------------------------------


[LOGO]

To The Owners of NBD Bancorp, Inc.                                April 8, 1994

You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Monday, May 16, 1994 at the Main Office of NBD Bank, N.A., 611 Woodward Avenue, Detroit, Michigan, commencing at 11:00 a.m., Detroit time.

Please take note of the important information enclosed with this proxy ballot. At the Annual Meeting, you are being asked to elect Directors, approve performance-based incentive criteria under NBD's annual and long-term incentive plans, ratify an amendment to the long-term plan adding an individual limit to stock option grants, and ratify the selection of NBD's independent auditors. These matters are fully set forth in the accompanying Notice of Annual Meeting and Proxy Statement. A combined copy of NBD's Annual Report and Form 10-K for the year 1993 has previously been provided to you.

Your vote counts. It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend. Please mark the boxes on the above proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

Your interest and participation in NBD's affairs are appreciated and we welcome your comments, which may be made on the reverse side of the proxy card.

Thank you for your prompt consideration of the matters presented.

Sincerely,

/s/ V. G. ISTOCK

Chairman and Chief Executive Officer

                              NBD BANCORP, INC.


I hereby appoint David C. Clark, Earl I. Heenan, Jr. and Leslie L. Loomans, and each of them is hereby appointed, Proxy to vote at NBD's Annual Meeting of Stockholders on May 16, 1994 and any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Annual Meeting and the Proxy Statement, receipt of which is acknowledged.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE PROXIES ARE AUTHORIZED TO VOTE MY SHARES IN ACCORDANCE WITH THE DIRECTIONS ON THIS CARD. IF I HAVE NOT INDICATED A CHOICE ON THIS CARD, THE PROXIES MAY VOTE MY SHARES FOR THE ELECTION OF DIRECTORS AND ALL PROPOSALS.


HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?


__________________________________         ____________________________________

__________________________________         ____________________________________

__________________________________         ____________________________________

__________________________________         ____________________________________





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
               SUPPLEMENTAL DOCUMENTATION REQUIRED PURSUANT TO
                     SCHEDULE 14A ITEM 10 INSTRUCTION 3.

                               NBD BANCORP, INC.
                            EXECUTIVE INCENTIVE PLAN
                          (As Amended March 21, 1994)


Section 1 - Purpose

                 The NBD BANCORP, INC. EXECUTIVE INCENTIVE PLAN (hereinafter called the "Plan") is a plan to provide incentive compensation to senior officers and other key employees (hereinafter together called "officers" or "senior officers") of NBD Bancorp, Inc. (hereinafter called the "Corporation") and of its affiliated corporations (hereinafter, including the Corporation, called "participating affiliates"), based upon such officers' individual contributions to the overall growth and profitability of the Corporation from year to year, for the purpose of assisting the Corporation in attracting and retaining as officers individuals of superior ability and in motivating their activities on behalf of the Corporation. For purposes of the Plan, affiliated corporations shall include only those corporations a majority of the outstanding voting capital stock of which is directly or indirectly owned or controlled by the Corporation.


Section 2 - Effective Date

                 The Plan shall be effective as of January 1, 1983.


Section 3 - Administration

                 The Compensation Committee of the Board of Directors of the Corporation (the "Committee"), the members of which shall be "disinterested persons" under Rule 16b-3 of the Securities and Exchange Commission (or any successor regulation issued under federal securities laws) and ineligible to participate in the Plan, shall be responsible for the general operation and administration of the Plan and shall have the authority to interpret the Plan and to adopt administrative rules and regulations governing its operation. The Committee may delegate the performance of administrative functions to the Secretary of the Committee.


Section 4 - Participation

                 Participation in the Plan shall be limited to those officers of the participating affiliates designated by the Committee from among the more senior officers of the Corporation and its participating affiliates to participate in the Plan for each fiscal year. For officers who are "covered employees" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and related regulations, the Committee shall administer this Plan in accordance with the provisions of Appendix A.


Section 5 - Incentive Compensation Awards

                 (a) The Committee shall determine the amount of each incentive compensation award to be granted under the terms of the Plan for each fiscal year and, upon the approval by the Board of Directors of the Corporation of the individual awards, if any, for such fiscal year made to the executive officers and of the total of all awards for such fiscal year made to all other officers, the determination of the Committee as to each such award shall become final.

                 (b) Each incentive compensation award shall be paid to a participant in the Plan entitled thereto in cash. A participant may elect to defer the payment of any part or all of the participant's incentive compensation award until a future date specified by the participant. A participant's election to defer payment of the participant's incentive compensation award shall be made in writing and delivered to the Committee in such form and manner as is approved for that purpose by the Committee. The Committee shall provide for the payment of interest on the deferred portion of a participant's incentive compensation award at such rates and at such times as it shall determine. If a participant dies while in the employ of a participating affiliate but prior to receipt of the participant's award, the award, if any, and the interest due thereon, if any, shall be paid in cash to the participant's designated beneficiary, or, in the absence of a beneficiary designation, to the participant's estate. Payment of all awards shall be made, unless otherwise elected by the participant, as soon as practicable following the close of the fiscal year for which they are granted.

                 (c) No incentive compensation award shall be granted for a fiscal year to any participant in the Plan who terminates employment with a participating affiliate during such fiscal year for any reason other than death, total and permanent disability, or retirement at normal retirement age or, with the consent of the participating affiliate with which he or she is employed, at early retirement age under a retirement plan maintained by the participating affiliate. For this purpose, a participant who transfers employment between participating affiliates shall not be considered to have terminated the participant's employment.


Section 6 - Limitations on Incentive Compensation Awards

                 (a) In no event shall any incentive compensation award be granted hereunder with respect to any fiscal year during which the per share cash dividend paid to its shareholders by the Corporation on its common capital stock is less than the per share cash dividend so paid for the immediately preceding fiscal year.

                 (b) The aggregate of all incentive compensation awards under the Plan granted to participants in the Plan with respect to any fiscal year shall not exceed an amount equal to three percent (3%) of the consolidated net income of the Corporation for such year. "Consolidated Net Income" for purposes of this subparagraph (b) for a fiscal year shall mean the consolidated net income of the Corporation (excluding for purposes of this Plan items of extraordinary gain or loss as determined by the Committee and the income tax affects thereof).

                 (c) The aggregate of all incentive compensation awards under the Plan and under the Key Officer Incentive Plan with respect to any fiscal year shall not exceed an amount that would reduce the consolidated net income of the Corporation for such year to less than eight percent (8%) of the shareholders' equity of the Corporation as of the beginning of that fiscal year as reported to its shareholders in its consolidated financial statements.


Section 7 - General

                 (a) Neither the establishment of the Plan nor any provisions of the Plan or modifications thereof shall be held or construed as giving any participant in the Plan the right to an award under the Plan or the right to be retained in the service of any participating affiliate and each participating affiliate expressly reserves its right to discharge any such participant whenever the interests of such participating affiliate may so require.

                 (b) Notwithstanding any other provisions in the Plan, in the event of a Change in Control (as hereinafter defined) all awards for the fiscal year in which such Change in Control occurs shall become immediately distributable to the participants entitled thereto. Distribution of all such awards shall be made immediately prior to the date of the Change in Control. In addition, the Corporation shall reimburse a participant for legal fees and expenses incurred by such participant in successfully seeking to obtain or enforce any right to the distribution of an award provided under this Section 7(b) and in the event that it shall be determined that such participant is entitled to a distribution hereunder, such participant shall also be entitled to interest thereon payable to such participant in an amount equivalent to the prime rate of interest of NBD Bank, N.A. from time to time during the period from the date such award should have been distributed to the date of payment. For purposes of this Plan, a Change in Control shall occur if (i) any "person" or "group" within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of more than thirty percent (30%) of the then outstanding voting securities of the Corporation otherwise than through a transaction or transactions arranged by or consummated with the prior approval of the Corporation's Board of Directors; or (ii) during any period of twenty-four (24) consecutive months (not including any period prior to the adoption of this Section 7(b)) Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of subsection
(ii) of the preceding sentence, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four (24) month period were members of the Corporation's Board and "New Directors" shall mean any director of the Corporation whose election by the Corporation's Board or whose nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the Corporation's Directors then still in office who were Present Directors or New Directors. Notwithstanding any other provisions of the Plan, the provisions of this Section 7(b) may not be amended after the date a Change in Control occurs without the written consent of a majority in number of participants.


Section 8- Amendment, Suspension and Termination

                 The Board of Directors of the Corporation reserves the right at any time to amend, suspend, or terminate the Plan.

                               NBD BANCORP, INC.

                            EXECUTIVE INCENTIVE PLAN


                                   Appendix A

                 The following provisions have been disclosed to and submitted for approval to the shareholders of the Corporation at the annual meeting to be held on May 16, 1994:

                 The performance-based annual incentive criteria for the chief executive officer and the next four highest paid executive officers (the "class of employees" covered) is based upon the Corporation's return on equity ("ROE") for the year in relation to an ROE goal set by the Committee at the start of each year and a comparison of NBD's ROE to average ROE at peer financial institutions (the "performance measure"). Each participating officer is assigned a target award at the start of each year, as a percent of base salary, which will be payable if the ROE goal is achieved. The highest level of target award allowable under the criteria is 65% of salary. Actual awards are a function of NBD's ROE for the year in relation to its goal, adjusted by a factor for NBD's ROE in comparison to peer financial institutions. If actual ROE is below the goal, individual awards will be less than the target, down to an ROE threshold below which no awards are earned. If actual ROE is above the goal, individual awards will be more than the target, up to a maximum award of 100% of salary (the "maximum award"). The Committee retains the right in its discretion to reduce an officer's award if it believes that individual performance does not warrant the original award calculated in relation to ROE performance.

                 DEFINITIONS. For purposes of determining awards, "Return on Equity" is calculated by dividing "Net Income" by "Stockholders' Equity" for the year. "Net Income" is defined as consolidated net income as reported in the Corporation's audited financial statements for the year, before securities transactions and before any extraordinary, unusual or non-recurring items of gain or loss that are identified and quantified separately in the audited financial statements, net of tax effect, and after any preferred dividends.
The Compensation Committee retains the right in its discretion to reduce Net Income for purposes of the performance-based annual incentive criteria if it believes that such Net Income produces a level of payout above the level warranted by management performance. It may not, however, in its discretion increase Net Income or individual awards above the level produced by the calculations. "Stockholders' Equity" is the Corporation's common stockholders' equity on its consolidated balance sheet at the end of the preceding year.

                 TERM OF CRITERIA. The term of the performance-based annual incentive criteria is five years, 1994 through 1998, unless sooner terminated or amended by the Board. Any amendment that would materially change the "class of employees" covered, the "performance measure," or the "maximum award" payable is subject to stockholder approval.

                               NBD BANCORP, INC.

                           PERFORMANCE INCENTIVE PLAN

                          (As Amended March 21, 1994)


Section 1 - Purpose

     The NBD BANCORP, INC. PERFORMANCE INCENTIVE PLAN (hereinafter called the "Plan") is a plan to provide long term incentive compensation to certain current and former key officers and employees of NBD Bancorp, Inc. (hereinafter called the "Corporation") and of its affiliated entities (hereinafter, including the Corporation, called "participating affiliates") based upon such officers' and employees' individual contributions to the long term growth and profitability of the Corporation, in order to encourage their identity with shareholder concerns and their current and continuing interest in the development and financial success of the Corporation. Because it is expected that the efforts of the officers and employees selected for participation in the Plan will have a significant impact on the results of the Corporation's operations in future years, the Plan is intended to assist the Corporation in attracting and retaining as officers and employees individuals of superior ability and in motivating their activities on behalf of the Corporation.


Section 2 - Definitions

     (a) The term "affiliated entities" shall mean those corporations and partnerships in which the Corporation owns directly or indirectly a significant equity interest as defined under generally accepted accounting principles.

     (b) The term "Code" shall mean the Internal Revenue Code of 1986, as the same may be from time to time amended.

     (c) The term "Committee" shall mean the Compensation Committee of the Board of Directors of the Corporation, the members of which shall be "disinterested persons" under Rule 16b-3 of the Securities and Exchange Commission (or any successor regulation issued under federal securities laws) and shall be ineligible to participate in the Plan.

     (d) The term "company stock" shall mean shares of the common capital stock of the Corporation available for award or awarded, or subject to options or rights granted, under the Plan.

     (e) The term "market value" shall mean for a share of company stock as of any date the mean between the highest and lowest sale prices for the company stock as reflected in the New York Stock Exchange Composite Transactions Quotations for that date, or if there is no sale on such date, then on the next preceding date on which a sale has occurred.

     (f) The term "options" shall mean collectively the incentive stock options and the non-qualified options available for grant or granted under Section 10 of the Plan.

     (g) The term "optionee" means any person to whom an option or right has been granted or who becomes a holder of an option or right under Section 10 of the Plan.

     (h) The term "performance share" shall mean one share of company stock available for award or awarded under Section 8 of the Plan.

     (i) The term "rights" shall mean the stock appreciation rights available for grant or granted in connection with options under Section 10 of the Plan.

     (j) The term "share unit" shall mean a unit available for award under the Plan having a cash value upon distribution equal to the market value of one share of company stock on the distribution date.


Section 3 - Effective Date and Duration

     Subject to the approval of the Plan by the shareholders of the Corporation, the Plan shall be generally effective as of January 1, 1988. The Plan shall continue until it is terminated by the Board of Directors as provided in Section 12.


Section 4 - Administration

     The Committee shall be responsible for the general operation and administration of the Plan and shall have the authority to interpret the Plan and to adopt administrative rules and regulations governing its operation. The Committee may delegate the performance of administrative functions to the Secretary of the Committee.


Section 5 - Participation, Stock Awards and Option Grants

     (a) Each year, the Committee shall designate as participants in the Plan those officers and employees of the participating affiliates and those former officers and employees who have a consulting arrangement with the Corporation whom the Committee determines to have significant responsibility for the success and future growth and profitability of the Corporation.

     (b) Each year, the Committee may award shares of company stock, performance shares, share units, and/or may grant stock options that qualify as "incentive stock options" within the meaning of Section 422 of the Code or stock options that do not qualify as incentive stock options and/or stock appreciation rights for use in connection with options to each current and former officer and employee whom it has designated as a participant for such year. Upon the approval by the Board of Directors of the Corporation of the individual awards and/or grants, if any, made to executive officers and of the total of all awards and grants made to all other persons, the determination of the Committee as to each such award and grant shall become final.


Section 6 - Shares Reserved Under the Plan

     There is hereby reserved for award and/or grant under the Plan an aggregate number of whole shares of company stock equal as nearly as possible to, but not more than, 5% of the aggregate shares of company stock outstanding on the first day of January of each year, less the number of shares and share units awarded or subject to options granted under the Plan during the immediately preceding four-calendar-year period that have not been forfeited. Of such aggregate number, no more than 1,000,000 shares of company stock shall be available for the grant of incentive stock options under the Plan. Shares of company stock may be authorized but unissued shares, treasury shares, shares acquired in the open market, or any combination of the foregoing, and if acquired in the open market, shall be acquired by an agent independent of the participating affiliates. Any shares of company stock (including performance shares), share units, or options that are forfeited pursuant to Sections 8(f) or (g), 9(d) or (e), or 10(h) of the Plan and, to the extent permissible for purposes of allowing the Plan to continue to be considered as described under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any shares of company stock that are used for full or partial payment of the purchase price of shares with respect to which an option is exercised pursuant to Section 10 of the Plan may thereafter again be awarded or made subject to grant under the Plan. In the event of any change in the outstanding shares of the common capital stock of the Corporation by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar change, the Committee may make appropriate adjustments in the aggregate number of shares of company stock (including performance shares) and share units already awarded or made subject to options granted or reserved for award or grant under the Plan, in the prices of options granted, or provide for the substitution of other securities of the class exchanged for common capital stock of the Corporation in any merger or consolidation.


Section 7 - Shares Awarded and Options Granted Under the Plan

     (a) Shares of company stock (including performance shares), share units, options and/or rights awarded or granted to a participant may not be sold, transferred, alienated or assigned (other than by will or the laws of descent and distribution) during the award period, performance period and/or exercise period established with respect to such shares, but nothing contained in this sentence shall preclude the sale or other transfer of shares of company stock obtained by the proper exercise of any option. During the lifetime of an optionee, the option or right shall be exercisable only by the optionee personally or by the optionee's legal representative.

     (b) Subject to the vesting provisions of Sections 8(e) and 9(c), shares of company stock awarded to a participant will become freely transferable by the participant only at the end of the award period or performance period established with respect to such shares.

     (c) The vesting of awards of shares of company stock (including performance shares) and/or share units in, and the exercise of options and/or rights by, a participant under this Plan shall be subject to satisfaction of the conditions precedent that the participant refrain from engaging in any activity that, in the opinion of the Committee, is competitive with any activity of the Corporation or any of the participating affiliates (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity that is competitive with any activity of the Corporation or any of the participating affiliates) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation and that the participant furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Any shares of company stock awarded or issued under the Plan may be made subject to such other conditions or restrictions as the Committee deems advisable, including without limitation, provisions to comply with federal and state securities laws.

     (d) Whenever shares of company stock are awarded to a participant, such shares shall be outstanding, and stock certificates may be issued in the name of the participant or a book entry may be made by the Corporation's stock transfer agent for the account of the participant, which certificates and/or account shall bear a legend stating that the shares are issued subject to the restrictions set forth in the Plan. Any certificates actually issued for shares of company stock awarded under the Plan shall be deposited for the benefit of the participant with NBD Bank, N.A., as custodian until such time as the shares are vested and transferable.

     (e) A participant who is awarded shares of company stock under Section 8 or Section 9 of the Plan shall have full voting rights on such shares, whether or not the shares are vested or transferable.

     (f) Shares of company stock awarded to a participant under Section 8 or
Section 9 of the Plan, whether or not vested or transferable, shall have full dividend rights with respect to dividends declared after the award, with such dividends being paid directly to the participant. If all or part of a dividend is paid in the form of shares of common capital stock of the Corporation, such shares shall be issued in the same manner, and subject to the same deposit requirements, vesting provisions and transferability restrictions as the shares of company stock that are the basis for the dividend. Like requirements, provisions and restrictions shall be applicable to shares or securities issued as a result of a merger, consolidation or similar event. A participant to whom share units have been awarded may be given by the Committee the right to receive during the performance or award period as additional compensation cash in an amount equal to the product of (i) the per share dividend on company stock that is declared after the award of share units and (ii) the number of share units awarded to such participant, and in such case such sums shall be payable directly to the participant at the same time as dividends on company stock are paid.


Section 8 - Performance Awards and Periods

     (a) Participants eligible to receive awards of performance shares and/or share units under the Plan shall be selected by the Committee from among the more senior officers of the Corporation and its participating affiliates. For officers who are "covered employees" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and related regulations, the Committee shall administer awards under this Section 8 of the Plan in accordance with the provisions of Appendix A.

     (b) Effective January 1, 1988, and each year thereafter, the Committee shall establish a performance period of no less than one (1) year and no more than five (5) years in duration for the award of performance shares, which period shall begin on the first day of January of the first year of the period and shall end on the last day of December of the final year of such period. At the beginning of a performance period, the Committee shall make such award or awards of performance shares or share units to each selected participant as it determines. During a performance period the Committee may increase awards of performance shares or share units to such selected participants whose increased corporate responsibilities warrant, in the judgment of the Committee, such increase and may make awards of performance shares or share units to such newly selected participants whose corporate responsibilities warrant, in the judgment of the Committee, such award.

     (c) As of the beginning of each performance period, the Committee shall establish one or more business performance goals for that period, and the weight to be given to each such goal. In setting performance goals, the Committee may take into account performance in comparison with such peer financial institutions as may be selected by the Committee for that purpose. The Committee may, from time to time thereafter, make appropriate adjustments in performance goals to reflect major unforeseen transactions, events or circumstances that alter or affect such goals.

     (d) As soon as practicable after the end of each performance period, the Committee shall determine the extent to which the performance goals for that period were attained and shall make the distributions, if any, prescribed in
Section 8(h).

     (e) If a participant has received an award pursuant to the provisions of
Section 8(b) of the Plan and is employed by the participating affiliates at the end of a performance period and the Committee determines that the performance goals for such performance period were fully met, the participant shall be fully vested at the end of the performance period in the number of performance shares or share units awarded to the participant for that performance period. In the event that the Committee determines that the performance goals for such performance period were only partially met or were unmet, then the Committee will determine what portion of the performance share or share unit award, if any, will be distributable for such performance period, and the balance of the participant's performance share or share unit award, if any, shall be forfeited to the Corporation as of the last day of the performance period. In the event that the Committee determines that the satisfaction of the performance goals for such performance period so warrant, the Committee may for that performance period make additional awards of performance shares or share units to such selected participants as the Committee determines, which additional performance shares and/or share units shall be fully vested and non-forfeitable.

     (f) Unless the Committee provides otherwise, in the event that before the end of a performance period a participant dies, becomes totally and permanently disabled, or retires at normal retirement age, or with the consent of the participating affiliate with which he or she is employed retires at early retirement age under a retirement plan maintained by a participating affiliate, the participant, or the participant's beneficiary or estate in the event of the participant's death, will be vested as of the day on which such death, disability or retirement occurs in the number of performance shares or share units the participant would have received had the participant's employment with the participating affiliate continued to the end of the performance period, but proportionately reduced to reflect the shorter period of employment. The balance of performance shares or share units awarded to the participant for such performance period shall be forfeited to the Corporation as of the last day of the performance period. In the event of the death of the participant before the end of a performance period, the Committee may elect to advance the distribution date.

     (g) Unless the Committee provides otherwise, if a participant should terminate employment with the participating affiliates before the end of a performance period for a reason other than death, total and permanent disability, or retirement, all performance shares or share units awarded to the participant for which the applicable performance period has not ended shall automatically be forfeited to the Corporation as of the date of termination of employment.

     (h) Except as otherwise provided for in Section 8(f), distribution of vested performance shares shall be made as soon as practicable after the last day of the applicable performance period in the form of full shares of company stock, with fractional shares, if any, being distributed in cash, and distribution of vested share units shall be made on the same date to the participant entitled thereto in cash, or in shares of company stock if the Committee shall so determine.


Section 9 - Restricted Awards and Periods

     (a) Participants eligible to receive awards of company stock or share units under this Section 9 shall be selected by the Committee from among the officers and employees of the Corporation and its participating affiliates and shall exclude, except by special Committee action, any of the more senior officers selected for participation in the Plan under Section 8.

     (b) Each year, the Committee shall establish one (1) or more award periods for the shares of company stock to be awarded to those participants selected by the Committee for such awards under this Section 9 during that year. At the beginning of an award period, the Committee shall make such award or awards of shares of company stock and/or share units to each selected participant as it determines. Each award period must extend for at least twelve (12) months after the date of the award.

     (c) If a participant has received an award pursuant to the provisions of
Section 9(b) of the Plan and is employed by a participating affiliate at the end of the award period, the participant shall be fully vested, at the end of the award period, in the shares of company stock or share units awarded to the participant for that award period.

     (d) Unless the Committee provides otherwise, in the event that before the end of an award period a participant dies, becomes totally and permanently disabled, or retires at normal retirement age, or with the consent of the participating affiliate with which he or she is employed retires at early retirement age under a retirement plan maintained by a participating affiliate, the participant, or the participant's beneficiary or estate in the event of the participant's death, will be vested, as of the day on which such death, disability or retirement occurs, in the number of shares of company stock or share units the participant would have received had the participant's employment with the participating affiliate continued to the end of the award period, but proportionately reduced to reflect the shorter period of employment. The balance of the shares of company stock or share units awarded to the participant shall be forfeited to the Corporation as of the last day of the award period. The Committee may provide in such cases for accelerated distribution of awards made pursuant to the provisions of this Section 9.

     (e) Unless the Committee provides otherwise, if a participant should terminate employment with a participating affiliate before the end of an award period for a reason other than death, total and permanent disability, or retirement, all shares of company stock or share units awarded to the participant for which the applicable award period has not ended shall automatically be forfeited to the Corporation as of the date of his or her termination of employment.

     (f) Except as otherwise provided for in Section 9(d), distribution of vested awards of company stock shall be made as soon as practicable after the last day of the applicable award period in the form of full shares of company stock, with fractional shares, if any, being awarded in cash, and distribution of vested share units shall be made on the same date to the participant entitled thereto in cash, or in shares of company stock if the Committee shall so determine.


Section 10 - Grants of Options and Rights

     (a) Participants eligible to receive grants of options and/or rights under this Section 10 shall be selected by the Committee from among the officers and employees of the Corporation and its participating affiliates and from former officers and employees who have a consulting arrangement with the Corporation, and may include officers selected for participation under Section 8 or officers and employees selected for participation under Section 9 of the Plan. The Committee may grant more than one option or right to any eligible current or former officer or employe; but no more than five-tenths of one percent (0.5%) of the average of the aggregate shares of company stock outstanding on the first day of January of each of the preceding five years shall be granted subject to option and/or right during each rolling five-year period to any individual current or former officer or employee.

     (b) The Committee shall determine the eligible participants to whom, and the time or times at which, options and rights will be granted, the number of shares to be subject to each option, the duration of each option or right, the time or times within which the option or right may be exercised, the cancellation of the option or right (with the consent of the holder thereof) and the other conditions of the grant of the option or right. The provisions and conditions of the grants of options and rights need not be the same with respect to each optionee or with respect to each option or each right.

     (c) Except as otherwise specifically provided herein, options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (i) Option Price. At the time the Committee approves the grant, the Committee shall determine the option price that shall be not less than one hundred percent (100%) of the market value of the company stock on the date of Committee approval of the grant.

     (ii) Payment. The option price shall be paid in full at the time of exercise. No shares shall be issued until full payment has been received therefor. Payment may be in cash or, with the prior approval of and upon the conditions established by the Committee, by delivery of shares of company stock owned by the optionee; provided, however, that company stock acquired by the optionee through the exercise of an incentive stock option may not be used for payment prior to the expiration of the holding periods prescribed in Section 422(a)(1) of the Code. If payment is made by the delivery of shares of company stock, the value of the shares on the day they are delivered shall be the market value on such day.

     (iii) Duration of Options. The duration of options shall be determined by the Committee, but in no event shall the maximum duration of an incentive stock option exceed ten (10) years from the date of its grant.

     (iv) Restoration Options. The Committee may provide that an option include the right to receive a restoration option. An option that provides for the grant of a restoration option shall entitle the participant, upon exercise of the option prior to retirement of the participant and payment of the option price in shares of company stock that have been owned by the participant for not less than six months prior to the date of exercise, to receive a restoration option. In addition to any other terms and conditions the Committee deems appropriate, the restoration option shall be subject to the following terms: the number of shares shall not exceed the number of whole shares delivered in payment of the original option, the date of grant will be the date of the exercise of the original option, the exercise price shall not be less than 100% of the market value of the company stock on the date of the grant of the restoration option, the option may not be exercised for at least six months after grant, the option term will not extend beyond the term of the original option, and the restoration option shall be a non-qualified option.

     (v) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate from time to time; provided, however, that no option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the option is granted. Options shall be exercisable in full or in such cumulative installments as shall be determined by the Committee on the grant of the option. If an option shall be exercisable in installments, the Committee may, in its discretion, provide for other events in which all installments shall become immediately exercisable if any installment be presently exercisable.

     (vi) Incentive Stock Options. The Committee, with respect to each grant of an option to an optionee, shall determine whether such option shall be an incentive stock option, and, upon determining that an option shall be an incentive stock option, shall designate it as such in the written instrument evidencing such option. If the written instrument evidencing an option does not contain a designation that it is an incentive stock option, it shall contain a designation that it is a non-qualified option.

     The Committee may not grant a participant incentive stock options in the aggregate that are first exercisable during any one calendar year with respect to company stock the aggregate market value of which exceeds $100,000, taking into account all stock option plans of the Corporation and any parent or subsidiary entities.

     (d) The Committee may grant a right to an optionee of any option granted under the Plan with respect to some or all of the company stock covered by such option. A right may be granted either at the time of grant of the option or at any time thereafter during its term. Each right shall be exercisable only if and to the extent that the related option is then exercisable; provided, no right may be exercised until a date at least six (6) months subsequent to the date of grant of the right. Upon the exercise of a right, the related option will cease to be exercisable to the extent of the company stock with respect to which such right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares available for the grant of further awards and/or options pursuant to the Plan. Upon the exercise or termination of an option, the right with respect to such option shall terminate to the extent of the shares of company stock with respect to which the option was exercised or terminated.

     (e) For purposes of this Section 10, the word "increment" means with respect to the exercise of any right associated with an option an amount equal to the product computed by multiplying (i) the excess of (A) the market value on the date such right is exercised over (B) the market value on the date the related option was granted by (ii) the number of shares of company stock with respect to which such right is being exercised.

     (f) Subject to the approval of the Committee, an optionee upon the exercise of a right may elect to receive either: (i) a number of shares of company stock equal to the quotient computed by dividing the increment by the market value on the date of exercise of the right, provided, however, that cash will be paid in lieu of any fractional share and that the total number of shares of company stock will not exceed the total number of shares subject to the related option, or (ii) an amount in cash equal to the increment, or (iii) a combination of cash in the amount specified by the optionee, and the number of shares of company stock calculated as provided in clause (i) of this Paragraph (f), after reducing the increment that was utilized by such cash amount, plus cash in lieu of any fractional share.

     (g) Notwithstanding the provisions of Paragraph (f) of this Section 10, the Committee may require that a cash payment election may be made only in the period beginning on the third business day following the date of release for publication of the quarterly and annual summary statements of earnings of the Corporation and ending on the twelfth business day following such date. Such restriction will be imposed on an optionee if it is required under the Securities Exchange Act of 1934.

     (h) In the event that the employment of an optionee to whom an incentive stock option has been granted under the Plan shall be terminated (except as set forth below) such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, only until the earlier of three (3) months after such termination or the original expiration date of the option; provided, however, that any option held by an optionee whose employment shall be terminated either (i) for cause or (ii) voluntarily by the optionee and without the consent of the participating affiliate by which the optionee was employed (which consent shall be assumed in the case of retirement at normal retirement age but not in the case of early retirement) shall, to the extent not theretofore exercised, forthwith terminate. If an optionee to whom an incentive stock option has been granted under the Plan shall become disabled while employed and such disability results in the termination of employment, such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, by either the disabled optionee or such optionee's legal representative, as the case may be, and the right to exercise the option shall terminate upon the earlier of the expiration of twelve (12) months from the date of such termination of employment or the original expiration date of the option. If an optionee has been granted an option exercisable in installments, then, notwithstanding the terms specifying the installments in which the option shall be exercisable, upon the death or disability of the optionee at any time subsequent to the expiration of the first year of the term of the option, the option shall be exercisable within the time period set forth above as to all shares of company stock remaining subject to the option. For the purposes of this Section 10, the term "option" shall include any right related to the option and the term "disabled" shall have the meaning contained within Section 22(e)(3) of the Code.

     (i) In the event that the employment of an optionee to whom an option other than an incentive stock option has been granted under the Plan shall be terminated (except as set forth below), such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, only until the earlier of such date after termination as provided by the Committee on the grant of the option or the original expiration date of the option; provided, however, that any option held by an optionee whose employment shall be terminated either (i) for cause or (ii) voluntarily by the optionee and without the consent of the participating affiliate by which the optionee was employed (which consent shall be assumed in the case of retirement at normal retirement age but not in the case of early retirement) shall to the extent not theretofore exercised, forthwith terminate. If an optionee to whom an option other than an incentive stock option has been granted under the Plan shall become disabled while employed or within six (6) months after the termination of such employment (other than termination for cause or voluntarily by the optionee and without the consent of the participating affiliate by which the optionee was employed), such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, by either the disabled optionee or such optionee's legal representative, as the case may be, and the right to exercise the option shall terminate upon the earlier of such date following termination of employment as provided by the Committee on the grant of the option or the original expiration date of the option. If an optionee to whom an option other than an incentive stock option has been granted under the Plan shall die while employed or within six (6) months after the termination of such employment (other than termination for cause or voluntarily by the optionee and without the consent of the participating affiliate by which the optionee was employed), such option may be exercised, to the extent that the option was exercisable on the date of termination of employment, by either the executor, administrator or personal representative of the optionee's estate or a transferee of the option under Section 7(a) or a beneficiary designated under Section 11(b), as the case may be, and the right to exercise the option shall terminate upon the earlier of such date following termination of employment as provided by the Committee on the grant of the option or the original expiration date of the option. If an optionee has been granted an option exercisable in installments, then, notwithstanding the terms specifying the installments in which the option shall be exercisable, upon the disability or death of the optionee at any time subsequent to the expiration of the first year of the term of the option, the option shall be exercisable within the time periods set forth above as to all shares of company stock remaining subject to the option.

     (j) An optionee or a transferee of an option pursuant to Section 7(a) shall have no rights as a shareholder with respect to any company stock the subject of either an unexercised or exercised option or right until the optionee or transferee shall have become the holder of record of such stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect of such stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the company stock acquired pursuant to the option or right.


Section 11 - General

     (a) If, in connection with the payment of any award hereunder in shares of company stock or the exercise of any option or right hereunder, it is necessary or desirable, to comply with any law or regulation of any governmental authority relating to the issuance or sale of securities, that the participant receiving such shares shall agree that the participant will take the shares for investment and not with any present intention to resell the same and that the participant will dispose of such shares only in compliance with such laws and regulations, the participant shall, upon the request of the Committee, execute and deliver to the Committee an agreement to such effect satisfactory to the Committee.

     (b) If a participant dies prior to the receipt in full of any award under the Plan to which the participant is entitled and/or prior to the exercise in full of any option or right granted to the participant, the award or grant shall be distributed to the participant's designated beneficiary or, in the absence of a beneficiary designation, to the participant's estate. The designation of a beneficiary shall be made in writing on a form prescribed by and filed with the Secretary of the Committee.

      (c) Neither the establishment of the Plan nor any provisions of the Plan or modification thereof shall be held or construed as giving any participant in the Plan the right to be retained in the service of any participating affiliate and each participating affiliate expressly reserves its right to discharge any such participant whenever the interests of such participating affiliate may so require.

     (d) A forfeiture of shares of company stock (including performance shares) pursuant to Sections 8(e), (f) or (g) or 9(d) or (e) of the Plan shall effect a complete forfeiture of voting rights, dividend rights and all other rights relating to the award or grant as of the date of forfeiture.

     (e) Each distribution of company stock under this Plan shall be made subject to such federal, state and local tax withholding requirements as apply on the distribution date. For this purpose, the Committee may provide for the withholding of shares of company stock or allow a participant to tender back to the Corporation shares of company stock received in such distribution.

     (f) Notwithstanding any other provisions in the Plan, in the event of a Change in Control (as hereinafter defined) each participant shall be fully vested in the number of shares of company stock (including performance shares) or share units awarded to such participant for all award periods and/or performance periods that, upon such event, have not yet ended, and all options and rights then outstanding shall become immediately exercisable. Distribution of all shares of company stock, and all cash with respect to which rights have become vested, or due because of the exercise of options or rights, shall be made as soon as practicable within sixty (60) days after the date of the Change in Control, as if, in the case of awards under Section 8 and Section 9, the applicable award period or periods and/or performance period or periods had ended on such date. In addition, the Corporation shall reimburse a participant for legal fees and expenses incurred by such participant in successfully seeking to obtain or enforce any right to distribution under this Section 11(f) and in the event that it shall be determined that such participant is entitled to a cash distribution hereunder, such participant shall also be entitled to interest thereon payable to such participant in an amount equivalent to the prime rate of interest of NBD Bank, N.A., from time to time during the period from the date such distribution should have been made to the date it is made.

     For purposes of this Plan, a Change in Control shall occur if (i) any "person" or "group" within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of more than thirty percent (30%) of the then outstanding voting securities of the Corporation otherwise than through a transaction or transactions arranged by or consummated with the prior approval of the Corporation's Board of Directors; or (ii) during any period of twenty-four (24) consecutive months (not including any period prior to the adoption of this Plan) Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of subsection (ii) of the preceding sentence, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four (24) month period were members of the Corporation's Board and "New Directors" shall mean any director of the Corporation whose election by the Corporation's Board or whose nomination for election by the Corporation's shareholders was approved by a vote of at least two- thirds of the Corporation's Directors then still in office who were Present Directors or New Directors. Notwithstanding any other provisions of the Plan, the provisions of this Section 11(f) may not be amended after the date a Change in Control occurs without the written consent of a majority in number of participants.


Section 12 - Amendment, Suspension and Termination

     The Board of Directors of the Corporation reserves the right at any time to amend, suspend, or terminate the Plan; provided, however, no such amendment, suspension or termination shall adversely affect any award or grant then in effect unless the prior approval of the participant so affected is obtained.
No amendment of the Plan shall, without approval of the shareholders of the Corporation, (a) increase the aggregate number of shares of company stock (including performance shares) that are reserved for award and/or grant under the Plan (except as provided in Section 6), (b) change the group of eligible employees under the Plan, (c) change the manner of determining the option price or the amount payable upon exercise of a right, or (d) increase the maximum duration of an option.

Section 13 - Governing Law

     The Plan and all determinations made and action taken pursuant thereto shall be governed by the laws of the State of Michigan and construed in accordance therewith.

                               NBD BANCORP, INC.

                           PERFORMANCE INCENTIVE PLAN


                                   Appendix A

     The following provisions have been disclosed to and submitted for approval to the shareholders of the Corporation at the annual meeting to be held on May 16, 1994:

     The performance-based long-term incentive criteria for the chief executive officer and the next four highest paid executive officers (the "class of employees" covered) provides for annual grants of performance shares, starting in 1994, that will be earned out 0-100% at the end of a four-year performance period based on NBD's average return on equity ("ROE") in comparison to average ROE during the period at peer financial institutions selected by the Committee (the "performance measure").

     TARGET AND MAXIMUM AWARDS. Each participating officer is assigned a target award at the start of each performance period stated as a percent of salary. Under the criteria, the Committee is able to grant a maximum target award of 100% of salary. The target award is multiplied by the participant's salary and divided by the fair market value of a share of the Corporation's Common Stock at the start of each performance period to determine a target number of performance shares. If average ROE during the performance period is at or above the goal, the target number of performance shares will be earned. The target number of shares is also the maximum number of shares (the "maximum award"). If ROE performance is below the goal, individual awards will be less than the target, down to an ROE threshold below which all performance shares will be forfeited.

     DEFINITIONS. For purposes of determining awards, "Return on Equity" is calculated by dividing "Net Income" by "Stockholders' Equity" for the year. "Net Income" is defined as consolidated net income as reported in the Corporation's audited financial statements for the year, before any extraordinary, unusual or non-recurring items of gain or loss that are identified and quantified separately in the audited financial statements, net of tax effect, and after any preferred dividends. The Compensation Committee retains the right in its discretion to reduce Net Income for purposes of the performance-based long-term incentive criteria if it believes that such Net Income produces a level of payout above the level warranted by management performance. It may not, however, increase Net Income or individual awards above the level produced by the calculations. "Stockholders' Equity" is the Corporation's common stockholders' equity on its consolidated balance sheet at the end of the preceding year.

     TERM OF CRITERIA. The term of the performance-based long-term incentive criteria is five years, 1994 through 1998, unless sooner terminated or amended by the Board. Any amendment that would materially change the "class of employees" covered, the "performance measure," or the "maximum award" payable is subject to stockholder approval.